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                                                                    Exhibit 4(a)





                            SUNAMERICA PROFIT SHARING
                                       AND
                                 RETIREMENT PLAN





               As Amended and Restated Effective January 1, 1989,
                       Except as Otherwise Provided Herein

              [Subject to Approval by the Internal Revenue Service]

                                   SUNAMERICA

                               PROFIT SHARING AND

                                 RETIREMENT PLAN


         THIS AMENDMENT AND RESTATEMENT made and entered into this 30th day of December, 1994, by SUNAMERICA INC., a Maryland corporation (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company previously established a qualified plan as defined in Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for the exclusive benefit of eligible employees of the Company and Employers adopting the Plan with the approval of the Company, such plan to be known as the SunAmerica Profit Sharing and Retirement Plan (the "Plan"); and

         WHEREAS, the Company now desires to amend and restate the Plan to incorporate the requirements of the Tax Reform Act of 1986 and subsequent legislation, and to make certain other changes;

         NOW THEREFORE, the Company hereby amends and restates the Plan, effective as of January 1, 1989, to read as follows:

                                     PURPOSE

Pursuant to a resolution of its Board of Directors, SunAmerica, Inc. had adopted the following amendment and restatement of the SunAmerica Profit Sharing and Retirement Plan for the benefit of its Employees. It is intended that this Plan meet all of the requirements for profit sharing plan and cash or deferred arrangement qualification under the Internal Revenue Code, as amended, and the Employee Retirement Income Security Act of 1974, as amended. If any provision of this Plan is subject to more than one interpretation, such ambiguity shall be resolved in favor of the interpretation which is consistent with this Plan being so qualified.
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                                TABLE OF CONTENTS

ARTICLE I

    DEFINITIONS...................................................................................     1

    Section 1.1   "Account".......................................................................     1
    Section 1.2   "Affiliated Employer"...........................................................     2
    Section 1.3   "Annual Compensation"...........................................................     2
    Section 1.4   "Annuity Starting Date".........................................................     3
    Section 1.5   "Actual Contribution Percentage"................................................     3
    Section 1.6   "Average Contribution Percentage"...............................................     4
    Section 1.7   "Actual Deferral Percentage"....................................................     4
    Section 1.8   "Average Deferral Percentage"...................................................     4
    Section 1.9   "Beneficiary"...................................................................     4
    Section 1.10  "Break in Service"..............................................................     5
    Section 1.11  "Code"..........................................................................     5
    Section 1.12  "Company".......................................................................     5
    Section 1.13  "Company Stock".................................................................     5
    Section 1.14  "Computation Period"............................................................     5
    Section 1.15  "Covered Employment Classification".............................................     5
    Section 1.16  "Effective Date"................................................................     5
    Section 1.17  "Elective Deferral".............................................................     5
    Section 1.18  "Eligible Employee".............................................................     6
    Section 1.19  "Eligible Spouse"...............................................................     6
    Section 1.21  "Employer"......................................................................     6
    Section 1.22  "Employment"....................................................................     6
    Section 1.23  "Employment Commencement Date"..................................................     6
    Section 1.24  "Entry Date"....................................................................     6
    Section 1.25  "ERISA".........................................................................     7
    Section 1.26  "Excess Aggregate Contributions"................................................     7
    Section 1.27  "Excess Contributions"..........................................................     7
    Section 1.28  "Family Member".................................................................     7
    Section 1.30  "Forfeiture"....................................................................     7
    Section 1.32  "Highly Compensated Employee"...................................................     7
    Section 1.33  "Hour of Service"...............................................................     9
    Section 1.34  "Investment Manager"............................................................    11
    Section 1.35  "Matching Contribution".........................................................    11
    Section 1.36  "Month of Service"..............................................................    11
    Section 1.37  "Named Fiduciaries".............................................................    11
    Section 1.38  "Non-Highly Compensated Employee"...............................................    11


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
    Section 1.39  "Normal Retirement Date"........................................................    11
    Section 1.40  "Participant"...................................................................    11
    Section 1.41  "Pay Deferrals".................................................................    11
    Section 1.42  "Plan"..........................................................................    12
    Section 1.43  "Prior Plan"....................................................................    12
    Section 1.44  "Plan Administrator"............................................................    12
    Section 1.45  "Plan Year".....................................................................    12
    Section 1.46  "Qualified Joint and Survivor Annuity"..........................................    12
    Section 1.47  "Qualified Leave of Absence"....................................................    12
    Section 1.48  "Qualified Nonelective Contribution"............................................    13
    Section 1.49  "Qualified Joint and Survivor Annuity"..........................................    13
    Section 1.50  "Qualified Preretirement Survivor Annuity"......................................    13
    Section 1.51  "Reemployment Commencement Date"................................................    13
    Section 1.52  "Secretary".....................................................................    13
    Section 1.53  "Special Distribution Restrictions".............................................    13
    Section 1.54  "Trust Agreement"...............................................................    14
    Section 1.55  "Trust (or Trust Fund)".........................................................    14
    Section 1.56  "Trustee".......................................................................    14
    Section 1.57  "Total Disability"..............................................................    14
    Section 1.58  "Valuation Date"................................................................    14
    Section 1.59  "Vesting Service"...............................................................    14
    Section 1.60  "Vested Interest"...............................................................    15
    Section 1.61  "Year of Service"...............................................................    15
    Section 1.62  "Construction"..................................................................    15


ARTICLE II

    ELIGIBILITY TO PARTICIPATE....................................................................    16

    Section 2.1   Eligibility To Participate......................................................    16
    Section 2.2   Break In Service Before Eligibility To Participate..............................    16
    Section 2.3   Reparticipation After A Break In Service........................................    16
    Section 2.4   Covered Employment Classification Requirement...................................    16
    Section 2.5   Reparticipation On Reentry To Covered Employment Classification.................    16
    Section 2.6   Notice of Eligibility...........................................................    16
    Section 2.7   Employee Election To Participate................................................    16


ARTICLE III

    CONTRIBUTIONS.................................................................................    18


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
    Section 3.1   Funding Policy..................................................................    18
    Section 3.2   Pre-Tax Matched Contributions...................................................    18
    Section 3.3   Pre-Tax Unmatched Contributions.................................................    18
    Section 3.4   Payroll Deduction; Change or Suspension of Pay Deferral Contributions...........    18
    Section 3.5   Limitation of Elective Deferrals; Return of Contributions.......................    19
    Section 3.7   Matching Contributions..........................................................    22
    Section 3.8   Limitation on Matching Contributions............................................    23
    Section 3.9   Company Discretionary Contributions.............................................    25
    Section 3.10  Employee After-Tax Contributions................................................    26
    Section 3.11  Maximum Allocations.............................................................    26
    Section 3.12  Excess Allocations..............................................................    30
    Section 3.13  Rollover Contributions..........................................................    30
    Section 3.14  Asset Transfers.................................................................    31
    Section 3.15  Contribution Under Mistake of Fact..............................................    31


ARTICLE IV

    INVESTMENT OF CONTRIBUTIONS...................................................................    32

    Section 4.1   Investment of Participant Accounts..............................................    32
    Section 4.2   Procedures for Investment Directions............................................    33
    Section 4.3   Valuation Date Adjustments......................................................    35
    Section 4.4   Statements Of Account Value.....................................................    35
    Section 4.5   Investments Limited By Contract Terms...........................................    35
    Section 4.6   Voting Rights...................................................................    35
    Section 4.7   Tender or Exchange Offer for Company Stock......................................    36


ARTICLE V

    VESTING.......................................................................................    39

    Section 5.1   Fully Vested Accounts...........................................................    39
    Section 5.2   Vesting Of Other Accounts.......................................................    39
    Section 5.3   Graduated Vesting...............................................................    39
    Section 5.4   Vesting Service Within Controlled Group.........................................    40
    Section 5.5   Vesting Provision Amendments....................................................    40


ARTICLE VI

    WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT................................................    42
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
    Section 6.1   Withdrawals From Participant After-Tax Contribution Account.....................    42
    Section 6.2   Hardship Withdrawals............................................................    42
    Section 6.3   In-Service Withdrawals..........................................................    44


ARTICLE VII

    DISTRIBUTIONS.................................................................................    45

    Section 7.1   Normal Retirement Benefits......................................................    45
    Section 7.2   Disability Benefits.............................................................    45
    Section 7.3   Postponed Retirement............................................................    45
    Section 7.4   Death Benefits When Death Precedes Commencement of Benefits.....................    45
    Section 7.5   Termination Benefits............................................................    45
    Section 7.6   Form of Payment of Benefits.....................................................    46
    Section 7.7   Maintenance of Accounts Prior to Payout.........................................    49
    Section 7.8   Commencement of Payments........................................................    49
    Section 7.9   Errors in Participations' Accounts..............................................    50
    Section 7.11  Errors in Participant's Accounts................................................    50
    Section 7.12  Payment of Benefits of Disabled or Incapacitated Person.........................    51
    Section 7.13  Direct Transfer of Eligible Rollover Distributions..............................    51


ARTICLE VIII

    TERMINATION OF EMPLOYMENT.....................................................................    53

    Section 8.1   Distributions...................................................................    53
    Section 8.2   Forfeitures.....................................................................    53


ARTICLE IX

    ADMINISTRATION................................................................................    55

    Section 9.1   Allocation of Responsibility Among Fiduciaries for Plan and Trust
                    Administration ...............................................................    55
    Section 9.2   Administration..................................................................    55
    Section 9.3   Claims Procedure................................................................    55
    Section 9.4   Records and Reports.............................................................    56
    Section 9.5   Other Administrative Powers and Duties..........................................    56
    Section 9.6   Rules and Decisions.............................................................    57
    Section 9.7   Procedures......................................................................    57
    Section 9.8   Authorization of Benefit Distributions..........................................    57


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
    Section 9.9   Application and Forms for Distributions.........................................    57
    Section 9.10  Notices to Trustee..............................................................    58


ARTICLE X

    ESTABLISHMENT OF TRUST........................................................................    59

    Section 10.1  Establishment of Trust..........................................................    59


ARTICLE XI

    AMENDMENT OF THE PLAN.........................................................................    60


ARTICLE XII

    TERMINATION OF THE PLAN.......................................................................    61


ARTICLE XIII

    MISCELLANEOUS.................................................................................    62

    Section 13.2  Spendthrift Clause..............................................................    62
    Section 13.3  Participation of Adopting Employer and Its Employees............................    63
    Section 13.4  Qualification of Plan as a Condition............................................    64
    Section 13.5  Successor to the Company........................................................    64
    Section 13.6  Transfer of Plan Assets.........................................................    64
    Section 13.7  Delegation of Authority by the Company..........................................    65
    Section 13.9  Headings........................................................................    65


ARTICLE XIV

    TOP-HEAVY PLAN PROVISIONS.....................................................................    66

    Section 14.1  Application.....................................................................    66
    Section 14.2  Definitions.....................................................................    66
    Section 14.3  Allocation of Minimum Contribution..............................................    68



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                                    ARTICLE I

                                   DEFINITIONS

When used in this Plan, following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

Section 1.1 "Account" means an Account containing assets of the Plan, and shall include the following:

         (a) The "Employee Pre-Tax Matched Contribution Account" means that account established for the benefit of a Participant to reflect Employee Pre-Tax Matched Contributions. "Employee Pre-Tax Matched Contributions" are a Participant's Pay Deferrals made pursuant to Section 401(k) of the Code in accordance with Article III which are taken into account as the basis for Company Matching Contributions. A Participant's Employee Pre-Tax Matched Contribution Account shall be fully vested at all times.

         (b) The "Employee Pre-Tax Unmatched Contribution Account" means that account established for the benefit of a Participant to reflect Employee Pre-Tax Unmatched Contributions. "Employee Pre-Tax Unmatched Contributions" are a Participant's Pay Deferrals made pursuant to Section 401(k) of the Code in accordance with Article III which are not taken into account as the basis for Company Matching Contributions. A Participant's Employee Pre-Tax Unmatched Contribution Account shall be fully vested at all times.

         (c) The "Company Discretionary Contribution Account" means that account established for the benefit of a Participant to reflect Company Discretionary Contributions. "Company Discretionary Contributions" are the Employer contributions, if any, made in the form of Qualified Nonelective Contributions pursuant to Section 3.9 of the Plan. Company Discretionary Contributions shall be fully vested when allocated to a Participant's Company Discretionary Contribution Account.

         (d) The "Company Matching Contribution Account" means that account established for the benefit of a Participant to reflect Company Matching Contributions. "Company Matching Contributions" are the contributions made by an Employer with respect to Plan Years beginning on or after January 1, 1989 to match a Participant's Employee Pre-Tax Matched Contributions as provided in Section 3.7(a). Company Matching


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                  Contributions shall be subject to the vesting provisions of
                  Section 5.3 of the Plan.

         (e) The "Company Profit Sharing Stock Contribution Account" means that account established for the benefit of a Participant to reflect Company Profit Sharing Stock Contributions. "Company Profit Sharing Stock Contributions" are the contributions made by an Employer with respect to Plan Years beginning on or after January 1, 1993 as provided in Section 3.7(b). Company Profit Sharing Stock Contributions shall be subject to the vesting provisions of Section 5.3 of the Plan.

         (f) The "Rollover/Transfer Account" means that account established for the benefit of a Participant to reflect Rollover Contributions made pursuant to Section 3.13 and/or Asset Transfers made pursuant to Section 3.14. A Participant's Rollover/Transfer Account shall be fully vested at all times.

         (g) The "Participant After-Tax Contribution Account" means that account established for the benefit of a Participant to reflect the Participant's voluntary non-deferred, after-tax contributions made to the Plan prior to January 1, 1989. Effective January 1, 1989, Employee after-tax contributions shall not be permitted to be made to the Plan. A Participant's After-Tax Contribution Account shall be fully vested at all times.

         (h) The "Pre-1989 Employer Matching Contribution Account" means that account established for the benefit of a Participant to reflect "Employer Matching Contributions" (as defined in the Prior Plan) made on behalf of a Participant prior to January 1, 1986, and "Non-elective Employer Contributions" (as defined in the Prior Plan) made on behalf of a Participant after January 1, 1986 and before January 1, 1989. A Participant's Pre-1989 Employer Matching Contribution Account shall be fully vested at all times.

The Committee shall have the authority to establish or maintain such other sub-accounts as may be deemed necessary for the purpose of proper administration.

Section 1.2 "Affiliated Employer" means the Employer and any member of a control group which includes the Employer, as contemplated by Section 414(b), (c), (m),
(n) and/or (o) of the Code and the Regulations issued thereunder.

Section 1.3 "Annual Compensation" means the Participant's remuneration from the Employer for the Plan Year, including wages, salary, overtime pay, marketing incentive


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
compensation, and all elective contributions made by the Employer on behalf of the Employee but which are not includable in the Employee's gross income for federal income tax purposes (under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code), but shall exclude bonuses, awards, prizes, other special payments, and any other form of compensation not specifically identified above, and shall also exclude indirect payments such as contributions made by the Employer to this or any other profit sharing plan, pension plan, welfare plan, group insurance plan, etc. maintained by the Employer, whether such plan is qualified or nonqualified. Notwithstanding the foregoing, the Employer may elect to use any method of determining Annual Compensation for any purpose under the Plan, including nondiscrimination testing, provided that such method is permissible under Regulations issued by the Secretary.

For purposes of determining the amount a Participant may elect to contribute to the Plan as a Pay Deferral, only Annual Compensation paid while the Participant participates in the Plan shall be considered. For purposes of determining the amount that a Participant who is employed as an annuity or mutual fund wholesaler may elect to contribute to the Plan as a Pay Deferral, for Plan Years beginning on January 1, 1994, Annual Compensation shall be limited to $90,000, and for Plan Years beginning on or after January 1, 1995, Annual Compensation shall be limited to an amount equal to the Code Section 402(g) annual Elective Deferral limit (as indexed) divided by ten percent (10%).

For Plan Years beginning on or after January 1, 1989, the Annual Compensation of any Employee taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted under Section 415(d) of the Code. For Plan Years beginning on or after January 1, 1994, the Annual Compensation of any Employee taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted under the Code. In the case of a Participant who is a member of the family of: (i) a 5% owner or (ii) a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Annual Compensation during such Plan Year, each as determined under Section 414(q)(6) of the Code, the Participant's Annual Compensation shall include any Annual Compensation received from the Employer by such Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of such Plan Year.

Section 1.4 "Annuity Starting Date" means the first day of the first period for which an amount is received or receivable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

Section 1.5 "Actual Contribution Percentage" means a ratio (expressed as a percentage) of the amount of Matching Contributions paid to the Plan by or on behalf of each Participant for the Plan Year to such Participant's Annual Compensation for such Plan


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
Year. For purposes of the foregoing an Employer may elect, under Regulations issued by the Secretary, to take into account any other contributions under the Plan or any other plan of the Employer. Employee contributions shall be taken into account for the Plan Year in which such contribution is made. Employer contributions shall be taken into account if allocated as of the end of the Plan Year and made within twelve (12) months thereafter. Actual Contribution Percentages should be rounded to the nearest one hundredth of one percent (1/100%).

Section 1.6 "Average Contribution Percentage" means the average (expressed as a percentage) of the Actual Contribution Percentages of a specified group of Participants. Average Contribution Percentages shall be rounded to the nearest one hundredth of one percent (1/100%).

Section 1.7 "Actual Deferral Percentage" means a ratio (expressed as a percentage) of the amount of Pay Deferrals made on behalf of each Participant for the Plan Year to such Participant's Annual Compensation for such Plan Year. For purposes of the foregoing an Employer may elect, under Regulations issued by the Secretary, to take into account as a Pay Deferral on behalf of a Participant any Qualified Nonelective Contributions. Employee contributions shall be taken into account for the Plan Year in which such contribution is made. Employer contributions shall be taken into account if allocated as of the end of the Plan Year and made within twelve (12) months thereafter. Actual Deferral Percentages should be rounded to the nearest one hundredth of one percent (1/100%).

Section 1.8 "Average Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of a specified group of Participants. Average Deferral Percentages shall be rounded to the nearest one hundredth of one percent (1/100%).

Section 1.9 "Beneficiary" means (i) with respect to a married Participant, such Participant's Eligible Spouse or such other Beneficiary designated in accordance with the provisions of Section 7.6(b), and (ii) with respect to an unmarried Participant, any individual, trust or other entity designated by a Participant on a form supplied by the Plan Administrator to receive benefits payable hereunder upon the Participant's death. In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary shall have predeceased him, such benefits shall be payable in full to a beneficiary (or beneficiaries) selected in the following order: (i) the surviving spouse of the Participant;
(ii) if the Participant dies without a spouse, to the Participant's children pro rata; (iii) if no surviving spouse or children, to the Participant's parents, to the Participant's brothers and sisters pro rata; and (iv) if no surviving relatives as set forth above, to the Participant's estate.


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Section 1.10 "Break in Service" means each Computation Period during which an
Employee fails to be credited with more than 500 Hours of Service; provided, however, that an Employee shall not be charged with a Break in Service under this Section 1.9 if he fails to complete more than 500 Hours of Service in a Computation Period due to Qualified Leave of Absence.

Section 1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.12 "Company" means SunAmerica Inc. and its successors and assigns which adopt the Plan in writing.

Section 1.13 "Company Stock" means the common stock of SunAmerica Inc., $1.00 par value per share, and any securities substituted for such stock by way of recapitalization, reorganization, merger, or consolidation.

Section 1.14 "Computation Period" means, for the purposes of vesting and eligibility, the twelve (12) consecutive month period beginning on the Employee's Employment Commencement Date or the anniversary of the Employee's Employment Commencement Date.

Section 1.15 "Covered Employment Classification" means the class or classes of Employees eligible to participate in this Plan, and shall be limited to all Employees on the active employment rolls of the Employer on or after the Effective Date except for (i) Employees covered by a collective bargaining agreement pursuant to which retirement benefits were subject to good faith bargaining (unless such agreement provides for coverage under the Plan), (ii) leased Employees as defined in Section 414(n) of the Code, (iii) Employees hired on or after April 1, 1993, who are not employed as full-time Employees scheduled to work a minimum of thirty-five (35) hours per week and (iv) Employees hired to work on a temporary basis. A part-time Employee who is hired prior to April 1, 1993 is eligible to continue participating in the Plan on or after April 1, 1993 provided such part-time Employee is regularly scheduled to work a minimum of twenty (20) hours per week and is not Employed on a temporary basis.

Section 1.16 "Effective Date" means, when referring to the adoption of the Plan, July 1, 1982, and when referring to this amendment and restatement of the Plan, January 1, 1989.

Section 1.17 "Elective Deferral" means, with respect to any taxable year of an Employee, the sum of: (i) any elective Pay Deferral or contribution to any other cash or deferred arrangement (as defined in Section 401(k) of the Code) in lieu of receipt of such amount as compensation; (ii) any elective SEP contributions under Section 402(h) of the Code; and (iii) any salary reduction contribution to a Code Section 403(b) annuity.


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
Section 1.18 "Eligible Employee" shall mean an Employee who is directly or indirectly eligible to have Pay Deferrals made on his behalf to the Plan for all or a portion of the Plan Year. An Employee will not cease to be an Eligible Employee merely because he is suspended from making Pay Deferrals due to a withdrawal of contributions, because he elects not to participate (other than an initial, irrevocable election never to participate in any cash or deferred arrangement maintained by any Employer) , or because he is prevented from making such Pay Deferrals by operation of Section 415 of the Code.

Section 1.19 "Eligible Spouse" means the spouse to whom a Participant is married on the earlier of the Participant's Annuity Starting Date or the date of the Participant's death, provided, however, that in the event a qualified domestic relations order as defined in Section 414(p) of the Code provides that a Participant and his spouse or former spouse are to be treated as having been married on the Annuity Starting Date, such Participant and his spouse or former spouse shall be so treated for purposes of this Plan.

Section 1.20 "Employee" shall mean any person who is in the employ of an Employer. In addition, the term Employee shall include leased employees within the meaning of Section 414(n)(2) of the Code unless (i) such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, and (ii) such leased employees are covered by a plan described in Section 414(n)(5) of the Code, in which event such leased employees shall not be considered Employees for purposes of this Plan. Leased employees shall not be eligible to participate in the Plan.

Section 1.21 "Employer" means the Company and any Affiliated Employer which is authorized by the Company to participate herein and which adopts the Plan for the exclusive benefit of its Employees, in accordance with any conditions required by the Company. The authorized Employers hereunder, the class of Employees of such Employers eligible to participate in the Plan, and the date on which such Employer's authorized participation in this Plan began are set forth in Schedule A hereto.

Section 1.22 "Employment" means service as an Employee of an Employer. The term "Reemployment" means Employment following a period of severance. The terms "Employed" and "Reemployed" shall be used in the same sense as the terms Employment and Reemployment, respectively.

Section 1.23 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

Section 1.24 "Entry Date" means the first day of the month coincident with or next following the completion of three (3) Months of Service, as is more fully provided in Section 1.34 and Article II.


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Section 1.25 "ERISA" means the Employee Retirement Income Security Act of 1974 as amended and in force from time to time.

Section 1.26 "Excess Aggregate Contributions" means with respect to any Plan Year, the aggregate amount of Matching Contributions (or any other contribution taken into account for purposes of Section 3.8 of the Plan) on behalf of a Highly Compensated Employee for such Plan Year, to the extent such amount exceeds the maximum permissible amount of such contributions under the limitations of Section 3.8 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest of such percentages).

Section 1.27 "Excess Contributions" means with respect to any Plan Year, the aggregate Employer contributions paid to the Plan as a Pay Deferral (or any other contribution taken into account for purposes of Section 3.6 of the Plan) on behalf of a Highly Compensated Employee for such Plan Year, to the extent such amount exceeds the maximum permissible amount of such contributions under the limitations of Section 3.6 (determined by reducing contributions made on behalf of Highly Compensated Employee in order of their Actual Deferral Percentages, beginning with the highest of such percentages).

Section 1.28 "Family Member" means, with respect to any Highly Compensated Employee, the (i) spouse, (ii) lineal ascendants, (iii) lineal descendants, or
(iv) spouse of a lineal ascendant or lineal descendant.

Section 1.29 "Fiduciary" means the Named Fiduciaries and other parties designated as Fiduciaries by such Named Fiduciaries in accordance with the powers herein provided but only with respect to the specific responsibilities of each in connection with the Plan and Trust Fund.

Section 1.30 "Forfeiture" means the portion of a Participant's Company Matching Contribution Account and/or Company Profit Sharing Stock Contribution Account not vested at the time of the termination of his Employment and which, in accordance with the provisions of Section 8.2, reverts to the Trust Fund and is used to reduce the Company Matching Contributions.

Section 1.31 "Fund" or "Trust Fund" means all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

Section 1.32  "Highly Compensated Employee" -

                  (a) General Definition - Any Employee who, during the relevant Plan Year or the preceding Plan Year: (i) was, at any time, a five percent (5%) owner (as defined in Section 416(i)(1) of the Code); (ii) received compensation from the Employer in excess of $75,000.00; (iii) received compensation from the Employer in excess of $50,000.00 and was in the Top Paid Group of Employees for such Plan Year; or
(iv) was at any time an officer of the Employer and received compensation greater that 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year. Applicable compensation levels shall be indexed in accordance with Regulations issued by the Secretary.

                  For the purposes of determining Highly Compensated Employees, each Plan Year the Plan Administrator may elect (i) to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year as provided in Regulation Section l.414(q)-lT, Q&A 14(b), provided that such election is applicable for such Plan Year to all qualified plans maintained by the Company, and (ii) to apply the simplified method for determining Highly Compensated Employees as provided in Code Section 414(q)(12)

                  (b) Certain Current Year Exclusions - In applying the foregoing subparagraph (a) with respect to the current Plan Year, any Employee not described in (ii), (iii) or (iv) above for the preceding Plan Year (without regard to this sentence) shall not be treated as described in (ii), (iii) or
(iv) for the current Plan Year unless such Employee is among the one hundred
(100) Employees receiving the greatest compensation from the Employer for the current Plan Year.

                  (c) Determination of Officers - For purposes of applying (iv) of Subparagraph (a) above, no more than fifty (50) Employees, or, if less, the greater of three (3) Employees or ten percent (10%) of all Employees, shall be treated as officers. In addition, if, for any year, no officer of the Employer is described in subparagraph (a)(iv) above, the officer of the Employer with the greatest compensation shall be treated as an officer described in subparagraph (a)(iv) above.

                  (d) Treatment of Certain Family Members - Any Family Member of a five percent (5%) owner or of the 10 Highly Compensated Employees receiving the greatest compensation from the Employer during the relevant year shall be aggregated with such 5% owner or Highly Compensated Employee for purposes of Sections 3.6 and 3.8 of the Plan, in accordance with Regulations issued by the Secretary.

                  (e) Compensation - For purposes of this Section of the Plan, compensation means an individual's compensation as determined under Code Section 415(c)(3), increased by elective contributions under a cafeteria plan (under
Section 125 of the Code), Pay Deferrals (Sections 401(k) and 402(a)(8) of the
Code), and contributions to an SEP (Section 402(h)(1)(B) of the Code), and, in the case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity (Section 403(b) of the Code).

                  (f) Top Paid Group - An Employee who is in the top twenty percent (20%) of Employees when such Employees are ranked on the basis of compensation (as such term is used for purposes of determining Highly Compensated Employees) paid with respect to such Plan Year. For purposes of such determination the following Employees shall be excluded:

                  (i)      Employees who have not completed 6 months of service;

                  (ii) Employees who normally work fewer than 17-1/2 hours per week;

                  (iii)    Employees who have not attained age 21;

                  (iv) Employees who normally work not more than 6 months during any year;

                  (v) Except to the extent provided in Regulations, employees who are included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer; and

                  (vi) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                  Provided, however, that the Employer may elect to apply (i) through (iv) above by substituting a shorter period of service, smaller number of hours or months, or lower age, than that specified in (i) through (iv).

                  (g) Application Order - Subsections (b), (c), (m), (n) and (o) of Section 414 of the Code shall be applied before applying the foregoing provisions.

Section 1.33 "Hour of Service" means:

                  (a) Each hour for which an Employee is paid, or entitled to payment by the Employer for the performance of duties. Hours under this paragraph shall be credited to the Employee for the Computation Period or Periods in which the duties are performed; and

                  (b) Each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed

(irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, or Authorized Leave of Absence; provided, however, that under this paragraph (b):

                  (i) Subject to Section 5.6, no more than 500 hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

                  (ii) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable workmen's compensation, unemployment insurance or disability insurance laws; and

                  (iii) No hours shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the Computation Period to which the award or agreement pertains rather than to the period in which the award, agreement or payment is made. The same Hours of Service shall not be credited under paragraphs (a) or (b), as the case may be, and this paragraph (c). Crediting of hours for backpay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations of that paragraph.

                  (d) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated herein by reference.

                  (e) Where the Employer maintains the plan of a predecessor employer, Hours of Service for such predecessor employer shall be treated as Hours of Service for the Employer.

                  (f) Solely for purposes of determining whether a Break in Service has occurred for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or if such hours cannot be determined, then eight (8) Hours of Service per day of such absence; provided, that the credit for Hours of Service pursuant to this paragraph shall not exceed 501 Hours of Service for each absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period; otherwise, such hours shall be credited in the following Computation Period.

Section 1.34 "Investment Manager" means a Fiduciary appointed by the Employer who: (a) has the power to manage, acquire, or dispose of any asset of the Plan;
(b) is (i) a registered investment advisor under the Investment Advisors Act of 1940 or (ii) a bank, as defined in that Act or (iii) an insurance company qualified to perform services described in clause (a) under the laws of more than one state; and (c) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

Section 1.35 "Matching Contribution" means Basic Matching Contributions and Company Profit Sharing Stock Contributions, if any, made by the Employer as provided in Section 3.7, plus any other Employer contribution made on account of any Employee contribution. Matching Contributions shall be credited to a Participant's Company Profit Sharing Stock Contribution Account or Basic Matching Contribution Account, as applicable.

Section 1.36 "Month of Service" means, for purposes of determining eligibility to participate in the Plan, a complete calendar month, beginning with the first available workday of the calendar month during which the Employee performs services for the Employer.

Section 1.37 "Named Fiduciaries" means the Company, the Retirement Plan Committee and the Trustee.

Section 1.38 "Non-Highly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor a Family Member.

Section 1.39 "Normal Retirement Date" means the date an individual attains age 65 (his "Normal Retirement Age").

Section 1.40 "Participant" means an Employee who meets the eligibility requirements as specified in Section 2.1, who has taken all of the steps required by Article II, and who maintains an Account in the Plan.

Section 1.41 "Pay Deferrals" means, for each Plan Year, the Basic Elective Contributions and Voluntary Elective Contributions made by the Employer for such Plan Year pursuant to a deferral election by a Participant. Under circumstances specified by the Secretary in Regulations and as otherwise provided in the Plan, certain other contributions may be treated as Pay Deferrals for purposes of Section 3.6 of the Plan, and Pay Deferrals may be treated as other than Pay Deferrals for purposes of Section 3.8 of the Plan.

Section 1.42 "Plan" means the SunAmerica Profit Sharing and Retirement Plan as set forth in this document and all subsequent amendments.

Section 1.43 "Prior Plan" means the Plan as in effect prior to January 1, 1989.

Section 1.44 "Plan Administrator" means "The Retirement Plan Committee", the members of which are appointed by the Company to administer the Plan.

Section 1.45 "Plan Year" means the 12 consecutive month period used for maintaining the financial records of the Plan, which begins on each January 1 and ends on each December 31. The first Plan Year was a short Plan Year, beginning on July 1, 1982 and ending on December 31, 1982.

Section 1.46 "Qualified Joint and Survivor Annuity" means, for a Participant who is married on his Annuity Starting Date, an annuity for the life of a Participant with a contingent survivor annuity for the life of such Participant's spouse which is not less than one-half, nor greater than, the amount of the annuity payable during the joint lives of the Participant and such Participant's spouse. Unless specifically elected to the contrary, the contingent spousal annuity shall be 50% of the level of benefits payable during the joint lives of the Participant and his spouse. A Qualified Joint and Survivor Annuity for a Participant who is not married on his Annuity Starting Date shall be a straight life annuity for his life only, with no survivorship feature. Such Qualified Joint and Survivor Annuity shall be the actuarial equivalent of any other form of payment available under this Plan.

Section 1.47 "Qualified Leave of Absence" means a leave of absence during any Computation Period in which the Employee completes less than 501 Hours of Service for these reasons:

         (a)      temporary layoff;

         (b)      leave of absence approved by the Company;

         (c) Service in the Armed Forces of the United States for a period of three years or less, provided the Employee applies for reemployment within the time and under the conditions provided by law; or

         (d)      Total Disability.

Section 1.48 "Qualified Nonelective Contribution" means any Employer contributions which are fully vested and nonforfeitable when allocated to Participants' accounts, which Participants may not elect to receive in cash until distributed from the Plan, and which meet the Special Distribution Restrictions.

Section 1.49 "Qualified Joint and Survivor Annuity" means an annuity based on the Participant's Vested Interest for the life of the Participant with a survivor annuity for the life of such Participant's Eligible Spouse equal to either fifty percent (50%) or one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his Eligible Spouse, and which is the actuarial equivalent of a single annuity for the life of the Participant (or any annuity in a form having the effect of such an annuity). Unless otherwise specifically elected to the contrary, the contingent survivor annuity shall be 50% of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

Section 1.50 "Qualified Preretirement Survivor Annuity" means an annuity for the life of an Eligible Spouse, the actuarial equivalent of which is one hundred percent (100%) of the Participant's Vested Interest as of his date of death.

Section 1.51 "Reemployment Commencement Date" means the first date on which the Employee performs an Hour of Service following a period of severance.

Section 1.52 "Secretary" means the Secretary of the Treasury.

Section 1.53 "Special Distribution Restrictions" means that the applicable fully vested amount is not distributable to Participants or their Beneficiary(ies) merely by reason of any stated period of participation or the lapse of any fixed number of years, nor earlier than the earliest of:

                  (i)      Separation from Employment by the Participant;

                  (ii)     Death of the Participant;

                  (iii)    Total Disability of the Participant;

                  (iv)     Attainment of age 59-1/2 by the Participant;

                  (v) Except as limited by subsection (vii) below, termination of the Plan without establishment of a successor plan;

                  (vi) Hardship of the Participant; but only if and to the extent permitted by the Code and Regulations issued thereunder and the provisions of section 6.1 hereof;

                  (vii) With respect to Pay Deferrals (and earnings thereon), and Qualified Nonelective Contributions or Matching Contributions (and earnings thereon) taken into account for purposes of Section 3.6, upon (A) termination of the Plan; (B) sale of substantially all assets used by the Employer in the trade or business in which the Participant is Employed; or (C) the sale of an Employer's interest in a subsidiary; provided, however, that such distributions may only be made if and to the extent permitted by the Code and Regulations issued thereunder.

Section 1.54 "Trust Agreement" means the agreement entered into between the Company and the Trustee which provides for the holding and investment of the assets of the Plan.

Section 1.55 "Trust (or Trust Fund)" means the fund maintained under the Plan in accordance with the terms of the Trust Agreement, as amended from time to time, which constitutes a part of the Plan.

Section 1.56 "Trustee" means the person, or entity (or persons or entities) named in the Trust Agreement for the Plan and any successor (or successors) appointed by the Company to serve as Trustee.

Section 1.57 "Total Disability" means a Participant's permanent and total incapacity to engage in any substantial gainful employment for the Employer for physical or mental reasons, medically determined, which can be expected to be of long continued and indefinite duration. Total Disability shall be deemed to exist only when a written application has been filed with the Plan Administrator by or on behalf of such Participant, and when such Total Disability is certified to the Plan Administrator by a licensed physician approved by the Plan Administrator.

Section 1.58 "Valuation Date" means the date which shall be used hereunder for purposes of determining account values. Under Article IV, the Investment Funds shall be valued on a daily basis. The "Annual Valuation Date" shall be December 31 of each Plan Year.

Section 1.59 "Vesting Service" means the number of Years of Service completed by the Employee (regardless of employment classification), subject to the Break in Service rules of Section 5.6.

Section 1.60 "Vested Interest" means the portion of the Participant's Account which under the terms hereof is nonforfeitable.

Section 1.61 "Year of Service" means a 12-consecutive month period during which the Employee is credited with not less than 1,000 Hours of Service.

Section 1.62 "Construction" - The singular form of any word shall include the plural, and the masculine gender shall include the feminine, wherever necessary for the proper interpretation of this Plan.

                                   ARTICLE II

                           ELIGIBILITY TO PARTICIPATE

Section 2.1 Eligibility To Participate. For Plan Years beginning on or after January 1, 1989, each Employee who is employed in a Covered Employment Classification shall be eligible to become a Participant for all purposes under the Plan on the Entry Date coincident with or next following the completion of three (3) Months of Service, provided such individual is actively employed in a Covered Employment Classification on such Entry Date. Participation shall be subject to the rules of Section 2.7.

Section 2.2 Break In Service Before Eligibility To Participate. An Employee who separates from Employment but does not incur a one-year Break In Service prior to becoming eligible to participate shall have his pre-break and post-break service aggregated for the purposes of determining eligibility under Section
2.1. An Employee who incurs a one-year Break In Service prior to becoming eligible to participate must satisfy the eligibility requirements of Section 2.1 in the same manner as a new Employee in order to participate in the Plan.

Section 2.3 Reparticipation After A Break In Service. An Employee who incurs a Break in Service after becoming eligible to participate in this Plan shall again become eligible to participate upon the date he first performs an Hour of Service subsequent to the date he incurs a Break in Service.

Section 2.4 Covered Employment Classification Requirement. An Employee who is not employed in a Covered Employment Classification shall not be eligible to participate in this Plan during the period when he is not Employed in a Covered Employment Classification.

Section 2.5 Reparticipation On Reentry To Covered Employment Classification. An Employee who was a Participant in this Plan and who thereafter is excluded from participating in this Plan in accordance with Section 2.4 of this Article and who is subsequently Re-employed in a Covered Employment Classification, shall be immediately eligible to become a Participant on the date the Employee is Reemployed in a Covered Employment Classification.

Section 2.6 Notice of Eligibility. The Plan Administrator shall notify every Employee of the Plan's eligibility requirements and shall give every Employee who is Employed In a Covered Employment Classification an opportunity to become a Participant.

Section 2.7 Employee Election To Participate. To become a Participant, an Employee must meet the requirements of this Article, and at least 30 days prior to the Entry Date on which the Employee wishes to become a Participant or within such shorter period of time as permitted by the Plan Administrator, the Employee must execute an application specifying a rate of contribution as described in Article III. The Employee must also make an investment election as described in Article IV hereof. No Employee shall become a Participant until the Employee has met the above requirements.

                                   ARTICLE III

                                  CONTRIBUTIONS

Section 3.1 Funding Policy. The provisions of this Plan shall be deemed to be the stated written procedure for carrying out the funding policy of this Plan. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

Section 3.2 Pre-Tax Matched Contributions. Each Participant may elect to make Pre-Tax Matched Contributions in any whole percentage up to a maximum of 4% (prior to February 1, 1994, the maximum was 6%) of the Participant's Annual Compensation while the Participant is eligible to make such contributions in accordance with the provisions of this Plan. No Participant may make any Pre-Tax Matched Contributions subsequent to the Participant's termination of Employment with the Employer.

Section 3.3 Pre-Tax Unmatched Contributions. For Plan Years beginning on or after January 1, 1989, each Participant who is making the maximum Pre-Tax Matched Contribution permissible under Section 3.2 may elect to make Pre-Tax Unmatched Contributions in any whole percentage of his Annual Compensation up to a maximum of 6% (prior to February 1, 1994, the maximum was 4%), while he is eligible to make such contributions in accordance with the provisions of this Plan. No Participant may make any Pre-Tax Unmatched Contributions subsequent to the Participant's termination of Employment with the Employer.

Section 3.4  Payroll Deduction; Change or Suspension of Pay Deferral
             Contributions.

                  (a) Payroll Deduction. All Participant contributions shall be made by means of payroll deductions. The amounts, so deducted, shall be paid monthly, or more frequently as permitted by the Company, to the Trustee by the Plan Administrator and shall be credited to the Participant's appropriate Account in accordance with Section 1.1.

                  (b) Change in Rate of Contribution. A Participant who has elected to make contributions at a specified rate of Annual Compensation may elect to change such rate of contribution one (1) time per calendar quarter, effective for the first pay period which begins in the following calendar quarter, upon not less than fifteen (15) days written notice to the Plan Administrator; provided, however, that the Plan Administrator may, in its sole discretion, (i) permit such elections to become effective upon such shorter notice period as it deems adequate for this purpose, and/or (ii) permit such elections to become effective as of such other date(s) as it deems appropriate under the circumstances.

                  (c) Suspension of Contributions. A Participant may, at any time by written notice to the Plan Administrator, elect to completely suspend all of his contributions hereunder. Any such election shall be effective as soon as is administratively practicable, or as of such later date as the Participant shall specify in such written notice. A Participant who elects to completely suspend all contributions may elect to resume any or all such contributions as of the first day of a payroll period in a calendar quarter which begins after a suspension period of six months, upon filing a new written contribution election with the Plan Administrator not fewer than thirty (30) days prior to such effective date; provided however, that the Plan Administrator may, in its sole discretion, permit such shorter notice period as it deems adequate for this purpose.

Section 3.5 Limitation of Elective Deferrals; Return of Contributions. Notwithstanding any other provision of this Plan, in no event shall the Elective Deferral(s) of any individual with respect to any taxable year of such individual exceed seven thousand dollars ($7,000.00), or such adjusted amount as is established by the Secretary from time to time in accordance with cost of living adjustments under Code Section 415(d), for all plans in which such individual is a participant, whether or not maintained by the Employer. In the event such Elective Deferrals of a Participant or former Participant exceed such limitation for any taxable year of such Participant, such Participant or former Participant shall, not later than March 1 following the close of, and with respect to, the taxable year in which such excess Elective Deferrals were made,
(i) notify the Plan Administrator in writing of the Elective Deferrals made under any plan other than this Plan, (ii) allocate in writing such excess Elective Deferral between or among such other plans and this Plan, and (iii) state in writing that if such excess Elective Deferral allocable to the Plan is not distributed, the deferral limitations of Section 402(g) of the Code will be exceeded for the Participant's taxable year with respect to which such Elective Deferral was made. Upon such notification the Plan Administrator shall distribute any excess Elective Deferral (and any income allocable thereto) to the relevant Participant not later than April 15 of the calendar year following the close of the Participant's taxable year with respect to which such excess Elective Deferral was made. Solely for purposes of the preceding sentence, the income deemed allocable to any such excess Elective Deferral shall be determined in accordance with Regulations issued by the Secretary. The amount of excess Elective Deferrals to be distributed for a taxable year shall be reduced by any Excess Contributions previously distributed to the Participant during the Plan Year beginning in such taxable year.

Section 3.6  Limitation on Pay Deferral Contributions.

                  (a) Limitation. Notwithstanding any provision in the Plan to the contrary, the Average Deferral Percentage for Highly Compensated Employees for any Plan Year shall not exceed the greater of (i) or (ii) below:

                  (i) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by 1.25, or

                  (ii) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by 200%, provided, however, that in this case the Average Deferral Percentage of the Highly Compensated Employees shall not exceed the Average Deferral Percentage of the Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as may be required by Regulations issued by the Secretary to prevent the multiple use of this alternative limitation with respect to any Employee who is a Highly Compensated Employee.

                  (b) Special Adjustments. For purposes of this Section, the following special rules shall apply:

                  (i) If any Highly Compensated Employee is eligible to have Pay Deferrals (or other contributions taken into account in determining Average Deferral Percentages) allocated to his account under two or more plans or arrangements described in Code Section 401(k) maintained by the Company or an Employer, all such Pay Deferrals (and other such contributions) shall be aggregated as if made under a single plan or arrangement.

                  (ii) In the case of a Highly Compensated Employee who is either 5% owner or one of the ten most Highly Compensated Employees (and is thereby subject to the Family Member aggregation rules of Section 414(q)(6) of the Code), the Actual Deferral Percentage for the family group (which is treated as one Highly Compensated Employee) is determined by combining the Pay Deferrals (or other contributions treated as Pay Deferrals) and Annual Compensation of all Family Members. Except to the extent taken into account in the preceding sentence, the Pay Deferrals (or other contributions treated as Pay Deferrals) and Annual Compensation of all Family Members shall be disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

                  (iii) If two (2) or more plans of the Company are treated as one (1) plan for purposes of Section 410(b) and/or Section 401(a)(4) of the Code because such plans would not otherwise satisfy such Section 410(b) and/or Section 401(a)(4), such plans shall be treated as one (1) plan for purposes of this Section. If a Highly Compensated Employee participates in two (2) or more plans of the Company to which such contributions are made by or on behalf of such Highly Compensated Employee, all such contributions shall be aggregated for purposes of this Section.

                  (c) Adjustment of Pay Deferrals. If during a Plan Year the Plan Administrator determines that there is a likelihood that the Average Deferral Percentage of the Highly Compensated Employees will exceed the limitation specified in subsection (a), then the Plan Administrator may prospectively reduce the deferrals of the Highly Compensated Employees, by such amount and beginning as of such pay period during the Plan Year as is deemed necessary by the Plan Administrator in its sole discretion to prevent the limitation in subsection (a) from being exceeded for the Plan Year. The Plan Administrator may terminate (in whole or in part) any reduction of deferrals under this subsection which is no longer necessary to prevent the limitation specified in subsection (a) from being exceeded for the Plan Year. Whenever necessary during the Plan Year, the Plan Administrator may institute further reductions of deferrals, or reinstate reductions of deferrals, to the extent required to prevent the limitation in subsection (a) from being exceeded. Any adjustment in Participant Pay Deferrals made pursuant to this subsection shall, to the extent possible, reduce the deferral of each affected Participant by an identical percentage of Annual Compensation.

                  (d) Distribution of Excess Contributions and Income. If the Pay Deferral feature of the Plan fails the limitations of subsection (a) for any Plan Year, then except as may be otherwise provided in this Section and notwithstanding any other provision of the Plan, any Excess Contributions for such Plan Year (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees and, where applicable, Family Members, not later than two and one-half (2-1/2) months following the Plan Year with respect to which such Excess Contributions were made. Alternatively, any Excess Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which to Excess Contributions were made, provided the Employer pays any applicable excise tax on such distribution. The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by any excess Elective Deferrals previously distributed during the taxable year ending in the same Plan Year.

                  Any such distribution of Excess Contributions and income thereon shall be made to Highly Compensated Employees on the basis of the respective portions of the total Excess Contributions attributable to each such Employee. Excess Contributions of Participants which are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Pay Deferrals (or other contributions taken in account in determining Average Deferral Percentages) of each Family Member which are required to be aggregated. Any such distribution may and shall be made without regard to any other provision of this Plan restricting distributions. Any such

Excess Contributions distributed to a Highly Compensated Employee or Family Member (with earnings thereon) shall be distributed pro rata from any Account which contains contributions used in computing Average Deferral Percentages, based on contributions made to such Accounts during such Plan Year.

                  (e) Determinations By Plan Administrator. Notwithstanding the foregoing provisions of this Section, any determination required by this Section shall be made by the Plan Administrator, and the determination by such Plan Administrator of the method of compliance with subsection (a) and reduction of deferrals in excess of that permitted by subsection (a), in accordance with subsection (c), and the determination of the amount of any Excess Contribution to be distributed pursuant to subsection (d), shall be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, and any other person or entity associated with or benefiting from this Plan.

                  (f) Multiple Use Limitation. In the event that the multiple use limitation as set forth in Section l.401(m)-2(b) of the Regulations applies with respect to any Highly Compensated Employee, the Actual Deferral Percentages of each Highly Compensated Employee shall be reduced (beginning with such Highly Compensated Employee whose Actual Deferral Percentage is highest) so that the multiple use limitation is not exceeded. The amount by which each Highly Compensated Employee's Actual Deferral Percentage is reduced shall be treated as an Excess Contribution as provided under Section 3.6(d).

                  (g) Priority of Application of Sections. Section 3.5 shall be applied before this Section; provided, however, that except to the extent provided in Regulations, any Elective Deferral distributed under Section 3.5 shall be deemed not to have been distributed for purposes of this Section. This Section shall be applied before Section 3.8 of the Plan.

Section 3.7  Matching Contributions.

                  (a) Company Matching Contributions. The Employer shall make monthly Company Matching Contributions to the Trustee, which shall be credited to each eligible Participant's Company Matching Contribution Account. The amount of the Company Matching Contribution to be made under this Section 3.7 for any particular month with respect to any particular Participant shall be equal to $1.00 for each $1.00 of such Participant's Employee Pre-Tax Matched Contributions; provided, however, that no such Company Matching Contribution shall be made with respect to any individual who is not actively Employed by an Employer on the last day of the month with respect to which such Company Matching Contribution would otherwise be required. Notwithstanding the foregoing, the Employer may, in its sole discretion, elect to make Company Matching Contributions more frequently than monthly, in which event such

Company Matching Contributions shall be made with respect to any individual who is actively Employed by an Employer on the date such contribution was actually made. Company Matching Contributions shall be subject to the vesting provisions set forth in Section 5.3(b).

                  (b) Company Profit Sharing Stock Contributions. In accordance with the terms of this subsection, for Plan Years beginning on or after January 1, 1993, the Company, in its sole discretion, may annually make Company Profit Sharing Stock Contribution to the Trust, which may be made conditional upon the Company obtaining a pre-determined return-on-equity target (or such other measure of performance as the Company deems appropriate) . The Company may make the designated Company Profit Sharing Stock Contribution, if any, by transferring to the Trustee shares of authorized but unissued Company Stock, valued at the New York Stock Exchange closing price on the last day of the payroll period (or next following business day) occurring on or after the release of the Company's audited financial results for the Company's fiscal year (the "Stock Valuation Date"), within five (5) business days following the Stock Valuation Date. Such Company Profit Sharing Stock Contribution for a Plan Year, if any, shall be allocated on a per capita basis to the Company Profit Sharing Stock Contribution Account of each Participant who: (i) is actively employed in good standing on the last day of the Plan Year (or such date the Company Profit Sharing Stock Contribution is actually made, if earlier), and (ii) has made Employee Pre-Tax Matched Contributions under the Plan for such a period of time as designated by the Company; provided, however, the Plan Administrator may, on a nondiscriminatory basis, waive requirement (i) and/or (ii) above where a Participant is on a Qualified Leave of Absence, or where applicable hardship withdrawal restrictions would prevent a Participant from making the required Employee Pre-Tax Matched Contributions, or in such other circumstances as the Plan Administrator deems appropriate. Company Profit Sharing Stock Contributions, if any, shall be subject to the vesting provisions set forth in
Section 5.3(b).

Section 3.8  Limitation on Matching Contributions.

                  (a) Limitation. Notwithstanding any provision in the Plan to the contrary, the Average Contribution Percentage for Highly Compensated Employees for any Plan Year shall not exceed the greater of (i) or (ii) below:

                  (i) The Average Contribution Percentage of all Employees who are Non-Highly Compensated Employees, multiplied by 1.25, or

                  (ii) The Average Contribution Percentage of all Employees who are Non-Highly Compensated Employees, multiplied by 200%, provided, however, that in this case the Average Contribution Percentage of the Highly Compensated Employees shall not exceed the Average Contribution Percentage of the Non-Highly Compensated

Employees by more than two (2) percent points, or such lesser amount as may be required by Regulations issued by the Secretary to prevent the multiple use of this alternative limitation with respect to any Employee who is a Highly Compensated Employee.

                  (b) Special Adjustments. For purposes of this Section, the following special rules shall apply:

                  (i) If any Highly Compensated Employee is eligible to have Matching Contributions (or other contributions taken into account in determining Average Contribution Percentages) allocated to his account under two or more plans or arrangements described in Code Section 401(m) maintained by the Company or an Employer, all such Matching Contributions (and other such contributions) shall be aggregated as if made under a single plan or arrangement.

                  (ii) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees (and is thereby subject to the Family Member aggregation rules of Section 414(q)(6) of the Code), the Actual Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) is determined by combining the Matching Contributions (or other contributions taken into account in determining the Average Contribution Percentage) and Annual Compensation of all Family Members. Except to the extent taken into account in the preceding sentence, the Matching Contributions (or other contributions taken into account in determining the Average Contribution Percentage) and Annual Compensation of all Family Members shall be disregarded in determining the Actual Contribution Percentages for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

                  (iii) If two (2) or more plans of the Company are treated as one (1) plan for purposes of Section 410(b) and/or Section 401(a)(4) of the Code because such plans would not otherwise satisfy such Section 410(b) and/or Section 401(a)(4), such plans shall be treated as one
         (1) plan for purposes of this Section. If a Highly Compensated Employee participates in two (2) or more plans of the Company to which such contributions by or on behalf of such Highly Compensated Employee are made, all such contributions shall be aggregated for purposes of this Section.

                  (c) Employees Taken Into Account. Each Employee who is eligible to receive Matching Contributions (or is eligible to receive other contributions which are taken into account under this Section 3.8) shall be taken into account as a Highly Compensated Employee or Non-Highly Compensated Employee, as applicable, for purposes of this Section, whether or not any such contributions are made by or on behalf of such Employee.

                  (d) Distribution of Excess Aggregate Contributions and Income. Notwithstanding any other provision of the Plan, any Excess Aggregate Contributions for such Plan Year (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees and, where applicable, Family Members, not later than two and one-half (2 1/2) months following the Plan Year with respect to which such Excess Aggregate Contributions were made. Alternatively, any Excess Aggregate Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which the Excess Aggregate Contributions were made, provided the Company pays any applicable excise tax on such distribution. The Plan may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                  Any such distribution of Excess Aggregate Contributions and income thereon shall be made to Highly Compensated Employees on the basis of the respective portions of the total Excess Aggregate Contributions attributable to each such Employee. Excess Aggregate Contributions of Participants which are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Matching Contributions (or other contributions taken in account in determining Average Contribution Percentages) of each Family Member which are required to be aggregated. Any such distribution may and shall be made without regard to any other provision of this Plan restricting distributions. Any such Excess Aggregate Contributions distributed to a Highly Compensated Employee or Family Member (with earnings thereon) shall be distributed pro rata from any Account which contains contributions used in computing Average Contribution Percentages, based on contributions made to such Accounts during such Plan Year.

                  (e) Determinations By Plan Administrator. Notwithstanding the foregoing provisions of this Section, any determination required by this Section shall be made by the Plan Administrator, and the determination by such Plan Administrator of the method of compliance with subsection (a) and the determination of the amount of any Excess Aggregate Contribution to be distributed pursuant to subsection (d), shall be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, an any other person or entity associated with or benefiting from this Plan.

                  (f) Priority of Application of Sections. The provisions of
Section 3.5 shall be applied before Section 3.6, which, in turn, shall be applied before this Section.

Section 3.9 Company Discretionary Contributions. In addition to any other Employer contributions made under the Plan, the Employer may, in its sole discretion, make a Company Discretionary Contribution in the form of a Qualified Nonelective Contribution to the Trust for a Plan Year. The amount of a Company Discretionary Contribution for a Plan Year, if any, shall be determined annually by the Employer in its sole discretion. In the event the Employer elects to make a Company Discretionary Contribution, the Employer shall make such contribution only with respect to Participants who are Non-Highly Compensated Employees and shall allocate such contribution in such manner as the Company in its sole discretion determines among such Non-Highly Compensated Employees.

Section 3.10 Employee After-Tax Contributions. Effective for Plan Years beginning on or after January 1, 1989, Employee after-tax contributions shall not be permitted.

Section 3.11  Maximum Allocations.

                  (a) Notwithstanding anything contained herein to the contrary, the Annual Addition made to the Account(s) of a Participant for any limitation year shall not exceed the lesser of $30,000 (or, if greater, one-fourth (1/4) of the defined benefit dollar limitation determined under Section 415(d) of the Code for the relevant limitation year) or twenty-five percent (25%) of the Participant's compensation (as reported on Form W-2 in accordance with Regulation Section 1.415-2(d)(11)(i)) for the relevant limitation year.

                  (b) For any Participant in the Plan who is also a Participant in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Employer, the Annual Addition to such Participant's Account under this Plan during a Plan Year shall be further limited (in addition to the limitation under (a) above) to the extent necessary to prevent the sum of the fractions in (1) and (2) below, computed as of the close of the Plan Year, from exceeding 1.0:

                  (1) The Projected Annual Benefit (as defined in subsection (d) below) of the Participant under such defined benefit plans, divided by the lesser of:

                           (i) the product of $90,000 (this amount shall be
                  adjusted automatically in accordance with regulations promulgated by the Secretary of the Treasury) multiplied by 1.25, or

                           (ii) the product of 100% of the Participant's Average
                  Compensation (as defined in subsection (d) below) multiplied by 1.4; plus

                  (2) The sum of the Annual Additions to such Participant's Accounts under this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Employer for such Plan Year and for all Prior Years divided by the sum of the lesser of the following amounts determined for such Plan Year and all Prior Years (as defined in subsection (d) below):

                           (i) the product of the Dollar Limitation (as defined
                  in subsection (d) below) in effect for the year multiplied by 1.25, or

                           (ii) the product of 25% of the Participant's
                  compensation, within the meaning of Code section 415(c)(3), for the year multiplied by 1.4.

                  (c) In the event that a Participant's Annual Addition under this Plan, when added to the Annual Addition under any other defined contribution plan or the Projected Annual Benefit under any defined benefit plan maintained by the Employer, exceeds the limitations specified in Section 3.11(a) or (b), appropriate reductions in such Annual Addition or Projected Annual Benefit shall be made in the following order:

                  (1) First, any defined benefit plan maintained by the Employer, and

                  (2) to the extent that additional reductions are still necessary, any other defined contribution plan maintained by the Employer, and

                  (3) to the extent that any additional reductions are still necessary, this Plan.

                  (d) For purposes of this Section 3.11, the following definitions and rules of interpretation shall apply:

                           (1) The "Annual Addition" of a Participant means the sum of Employer contributions (excluding, however, any Employer contribution distributed to a Participant as an Excess Contribution or an Excess Aggregate Contribution, to the extent such exclusion is permissible under the Code and Regulations issued by the Secretary), Forfeitures, Employee contributions (other than any contribution distributed to the relevant individual to the extent such exclusion is permissible under the Code and Regulations issued by the Secretary), contributions to an individual medical benefit account defined in
         Section 415(1)(2) of the Code, and any amount described in Section 419(A)(d)(2) of the Code attributable to post-retirement medical benefit coverage, but shall not include any Rollover Contributions made pursuant to Section 3.13 or any Asset Transfers made pursuant to
         Section 3.14.

                           (2) "Projected Annual Benefit" means the Annual Benefit (as defined below) to which a Participant would be entitled under a defined benefit plan (after giving effect to any limitation on such benefit contained in such Plan that may be applicable to the Participant) based on the assumptions that he continues employment until his normal retirement date thereunder, that his compensation continues at the same rate as in effect for the Plan Year under consideration until such normal retirement date, and that all other relevant factors used to determine benefits under such plan remain constant for all future Plan Years.

                           (3) The "Annual Benefit" of a Participant means the annual amount payable under a defined benefit plan computed in accordance with the following rules:

                           (i) where the benefit payable under a defined benefit
                  plan is other than in the form of either a straight life annuity or a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11)(G)(iii), it shall be adjusted to the Actuarial Equivalent benefit in the form of a straight life annuity on the basis of reasonable actuarial assumptions;

                           (ii) in the case of a benefit under a defined benefit
                  plan which begins prior to the Participant's Social Security Retirement Age, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at the Participant's Social Security Retirement Age on the basis of reasonable actuarial assumptions for purposes of applying the Code Section 415(b) dollar maximum;

                           (iii) in the case of a benefit under a defined
                  benefit plan which begins after the Participant's Social Security Retirement Age, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at the Participant's Social Security Retirement Age on the basis of reasonable actuarial assumptions for purposes of applying the Code Section 415(b) dollar maximum.

                  The adjustment described in (2) above shall be made in such manner as the Secretary may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Retirement Act.

                           (4) "Average Compensation" means a Participant's average compensation for the period of 3 consecutive Plan Years (or the actual number of consecutive years of employment for Participants employed by an Employer less than 3 consecutive years) during which the Participant had the greatest aggregate compensation, within the meaning of Code section 415(c)(3).

                           (5) "Prior Year" means a year, preceding the current Plan Year, in which the Participant was in the service of the Employer. For purposes of the preceding sentence, year shall mean (in the event the Plan was in existence during such year) a Plan Year, or (in the event the Plan was not in existence during such year) a 12-month period which begins and ends on the same dates as the Plan Year.

                           (6) "Dollar Limitation" means the limitation provided in section 415(c)(1)(A) of the Code (adjusted in accordance with regulations of the Secretary of the Treasury) as in effect for the particular Plan Year.

                           (7) "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of such reasonable interest rates, mortality tables and other assumptions as are approved by the Company from time to time.

                           (8) "Social Security Retirement Age" means age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954)

                           (9) For purposes of computing the maximum allocation under either Section 3.11(a) or Section 3.11(b), all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan.

                           (10) When the term "Employer" is used in this Section, it shall mean the Employer and any other corporation which is a member of a controlled group of corporations (within the meaning of Code section 414(b), as modified by section 415(h) of the Code) of which the Employer is also a member.

                           (11) For purposes of Section 3.11(b)(1)(i) and
         (b)(2)(i), "1.0" shall be substituted for "1.25" in any Plan Year in which more than 90% of the aggregate accrued benefits are for Key Employees.

                  (e) In addition to other limitations set forth in the Plan and notwithstanding any other provision of the Plan, the Annual Addition under the Plan (and all other defined contribution plans required to be aggregated with this Plan under Code section 415) shall not increase to an amount in excess of the amount permitted (when considered with all other aggregated plans of the Employer) under section 415 of the Code as amended.

Section 3.12 Excess Allocations. If, pursuant to Section 3.11 immediately above, there is an excess allocation with respect to a Participant for a Plan Year, such excess amount shall be disposed of as follows:

                  (a) Return to the Participant that portion or all of his Employee contributions (if any) to the extent such contributions constitute Annual Additions for the Plan Year in excess of the limitations of this Section.

                  (b) Distribute to the Participant that portion or all of his Pay Deferrals to the extent that the distribution would reduce the excess allocation in the Participant's Accounts.

                  (c) Forfeit that portion, or all, of the Employer contributions made to the Participant's Accounts to the extent such contributions constitute Annual Additions for the Plan Year in excess of the limitations of this Section. Any amounts forfeited under Subsection (c) that are attributable to Employer contributions to this Plan shall be accounted for by means of a separate "Suspense Account." The Suspense Account shall not participate in earnings or losses of the Trust Fund. Any amount held in such Suspense Account shall be applied toward funding the Employer contributions for the then current and/or next succeeding Plan Year. No Employer contribution shall be made which constitutes an Annual Addition prior to the reallocation of the entire balance held in a Suspense Account established under this Section. Any such Forfeiture under Subsection (c) occurring for the Plan Year in which the Plan is terminated and allocated for such Plan Year in accordance with the terms of the Plan shall be returned to the Employer that contributed the amount forfeited.

Section 3.13 Rollover Contributions. With the consent of the Plan Administrator, the Trustee may accept as a Rollover Contribution any amounts received by an Employee from another qualified plan, either directly within the time prescribed by law for such rollovers or through an Individual Retirement Account or Annuity whose assets came solely from a qualified plan. Notwithstanding any other provision of the Plan to the contrary, an Employee shall be eligible to participate in the Plan solely for purposes of this Section 3.13 on the first day on which such Employee is credited with one (1) Hour of Service. Such amounts shall be held for the benefit of an Employee in a Rollover/Transfer Account established for his benefit, or otherwise separately accounted for, and shall at all times be fully vested. The Plan Administrator and the Trustee may request such information from the Employee as they deem necessary to determine that a proper rollover contribution is being made. Rollover amounts shall be invested in accordance with the provisions of Article IV of the Plan, by including such Employee in the term

Participant for purposes of such Article, and such Rollover Contribution as a Participant contribution for purposes of such Article. Rollover Contributions shall be subject to the provisions of the Plan regarding distributions and withdrawals. Rollover Contributions shall not be treated as an Annual Addition for purposes of Section 3.11 of the Plan.

Section 3.14 Asset Transfers. The Trustee may, with the consent of the Company, accept a transfer of assets directly from the trustee of another qualified plan as contemplated by Section 401(a) of the Code, provided the Trustee is satisfied that the provisions of Section 414(1) of the Code and any other applicable legal requirements will be satisfied with respect to such transfer. Any assets so transferred to this Plan with respect to a Participant shall be held in a Rollover/Transfer Account to be administered as otherwise provided in the Plan with regard to distributions and withdrawals.

Section 3.15  Contribution Under Mistake of Fact.

                  (a) In the case of a contribution which was made by a participating Employer by a mistake of fact, such contribution shall be returned to such Employer by the Trustee at the direction of the Plan Administrator within one (1) year after the payment of the contribution.

                  (b) A participating Employer's contribution for each Plan Year is conditioned upon the Plan's initial and continuing qualification under Sections 401 and 501 of the Code, and a participating Employer's contribution for any Plan Year with respect to which it is not so qualified shall revert and be repaid by the Plan Administrator to such Employer within one year after the date of denial of qualification of the Plan.

                  (c) A participating Employer's contribution is conditioned upon the deductibility thereof under Section 404 of Code, and to the extent the deduction is disallowed or considered a contribution under mistake of fact, the contribution shall revert and be repaid by the Trustee at the direction of the Committee to such Employer within one year after the disallowance of the deduction. The amount returnable shall be the mistaken or non-deductible contribution, unadjusted for any earnings attributable thereto, but reduced by any losses thereto.

                  (d) In no event shall the return of any such contribution cause any Participant's interest in the Plan to be less than it would have been if such mistake of fact contribution had not been made.

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

Section 4.1 Investment of Participant Accounts. In accordance with the rules provided in Section 4.2 below, a Participant shall direct the investment of amounts credited to his Account into one or more of the following separate Investment Funds maintained within the Trust Fund:

                  (a) The Retirement Money Market Portfolio is a money market fund which seeks as high a level of current income as is consistent with the preservation of principal and liquidity. This Fund invests in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Investments in the Fund are not insured or guaranteed by the U.S. government.

                  (b) The Managed Income Portfolio (formerly, the "GIC Open-End Portfolio") seeks preservation of capital and a competitive level of income over time. This Fund purchases high-quality, short- and long-term investment contracts, bank investment contracts, short-term money market instruments, and "synthetic" guaranteed investment contracts.

                  (c) The Intermediate Bond Fund is an income fund which seeks a high level of current income by investing primarily in investment grade fixed income obligations rated Baa or better by Moody's or BBB or better by Standard & Poor's, including corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities.

                  (d) The Mortgage Securities Portfolio is an income fund which seeks a high level of current income by investing in a broad range of mortgage-related securities, including Ginnie Maes, Fannie Maes and Freddie Maes and collateralized mortgage obligations.

                  (e) The Investment Grade Bond Fund (formerly, the "Flexible Bond Fund") is an income fund which seeks a high rate of current income consistent with reasonable risk. It invests at least 65% of its portfolio in investment grade debt securities and seeks to protect investors' capital as well as take advantage of opportunities to realize capital appreciation.

                  (f) The Equity-Income Fund is a growth and income fund which seeks a yield that exceeds the composite yield of the S&P 500. It also considers the potential for capital appreciation when selecting fund investments. It invests primarily in income-producing equity securities (common and preferred stocks) but can also invest in bonds and convertible securities.

                  (g) The Growth & Income Portfolio is a growth and income fund which seeks long-term capital growth, current income, and growth of income consistent with reasonable investment risk. It invests in common stocks, securities convertible into common stocks, preferred stocks and fixed-income securities.

                  (h) The Magellan Fund is a growth fund which seeks long-term capital appreciation by investing in the domestic and foreign stocks of both well-known and lesser-known companies with potentially above-average growth potential and a correspondingly higher level of risk.

                  (i) The Overseas Fund is a growth fund which seeks long-term capital appreciation by investing primarily in foreign common stocks and securities.

                  (j) The Growth Company Fund is a growth fund which seeks long-term capital appreciation by investing primarily in common stocks and securities convertible into common stocks. It may invest in companies of any size with above-average growth potential or in companies in emerging growth areas.

                  (k) The SunAmerica Common Stock Fund is a fund invested exclusively in SunAmerica Common Stock, although it may hold other short-term investments from time to time. The SunAmerica Common Stock Fund may be subdivided into separate subaccounts to reflect the various investment rules applicable to different types of contributions. The SunAmerica Common Stock Fund shall be available for investment effective as of April 1, 1993.

Upon reasonable notice to the Plan Administrator, the Trustee may change the investment objectives of any of the established Investment Funds. At the direction of the Plan Administrator, the Trustee shall change the Investment Funds offered hereunder to eliminate certain funds or establish other funds in addition to or in lieu of the Investment Funds previously described in this Section. Any such changes shall not require the amendment of this Plan or the Trust.

Section 4.2  Procedures for Investment Directions.

                  (a) A Participant shall direct the investment, or change the direction of the investment, of the amounts credited to his Account by communicating such direction to the Plan Administrator (or its agent) through the telephone enrollment system provided for such purpose (or through any other method made available by the Plan Administrator) in accordance with such rules as may be established by the Plan Administrator.

                  Any investment direction submitted by a Participant must specify, in 5% increments, from 10% to 100%, the percentage of his contributions to be invested in one or more of the separate Investment Funds maintained under the Trust Fund and must specify whether such investment instructions apply to existing savings, future contributions, or both. To the extent permitted by applicable regulations, if a Participant fails to submit a statement of direction properly directing the investment of 100% of his contributions, any portion not properly directed shall be invested in the Retirement Money Market Portfolio.

                  A Participant may make exchanges into or out of the Investment Funds on a daily basis, subject to restrictions limiting the number of exchanges permitted during any Plan Year, as specified in the prospectus for each Investment Fund.

                  (b) Anything to the contrary notwithstanding, the following additional provisions shall control transactions involving the applicable Investment Fund. The Plan Administrator shall have the authority to impose such additional nondiscriminatory restrictions upon transactions involving particular Investment Funds as it deems appropriate without the necessity of amending the Plan.

                  (i) The SunAmerica Common Stock Fund -

                           (A) A Participant may not direct the investment of
                  more than twenty-five percent (25%) of his contributions, nor any portion of his account balance which is invested in any other Investment Fund, into the SunAmerica Common Stock Fund.

                           (B) Investment instructions to make exchanges out of
                  the SunAmerica Common Stock Fund may be given (or cancelled) on any business day during the first fifteen (15) days of a month. Such instructions shall be executed on the sixteenth
                  (16th) day of the month (or next following business day if the 16th is not a business day).

                           (C) The applicable per share transaction fee for
                  investments into or exchanges out of the SunAmerica Common Stock Fund may be charged against the Participant's Account.

                           (D) Except in the case where participation in the
                  Plan terminates or as otherwise specifically provided by the Company, contributions to a Participant's Company Profit Sharing Stock Contribution Account and earnings thereon must remain invested in the SunAmerica Common Stock Fund for a minimum period of two (2) years following the date of the contribution.

                  (ii) The Managed Income Portfolio - Amounts exchanged out of the Managed Income Portfolio and into a "competing" fund must first be transferred to a "non-competing" fund for a minimum period of ninety
         (90) days.

                  (c) The Participant will have the sole responsibility for the investment of his Accounts among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from Participant's exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a Participant's exercise of investment responsibilities under this Article and that the Plan Administrator will take all actions required to comply with the provisions of
Section 404(c) of ERISA.

Section 4.3 Valuation Date Adjustments. In accordance with rules adopted by the Trustee, at the end of each business day ("Valuation Date"), the Trustee shall determine the fair market value of the Investment Funds as are established under
Section 4.1, determine the gain or loss experienced by each such Fund since the immediately preceding Valuation Date, and adjust each Participant's Account with his or her proportionate percentage of such gain or loss.

Section 4.4 Statements Of Account Value. The Plan Administrator shall provide each Participant with a statement of the value of his Accounts within the Investment Funds maintained under this Plan. In no event shall such statements be furnished less frequently than once each year.

Section 4.5 Investments Limited By Contract Terms. Notwithstanding the foregoing or any other provision of the Plan to the contrary, if the date on which or as of which any investment of Employer or Participant contributions or reinvestment of a Participant's Accounts is limited by the contractual terms of any Investment Fund(s) established from time to time in accordance with Section 4.1, and such contractual limitations provide for an effective date of such investment or reinvestment which is later than the date otherwise indicated in this Article IV, then the date on which or as of which such investment or reinvestment shall be made is the date established by the contractual terms of such Investment Fund(s).

Section 4.6  Voting Rights.

                  (a) Voting as Directed by Participants. Notwithstanding anything in the Plan to the contrary, each Participant who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote any shares of Company Stock allocated to his Accounts (the "Allocated Shares") with respect to any matter for which shareholder approval is required. Such a voting Participant shall be a Named Fiduciary within the meaning of Section 403(a)(1) of ERISA, with respect to the vote of such Allocated

Shares. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the directions by such Participant and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. In lieu of voting Participants' fractional Allocated Shares as directed by Participants, the Trustee may vote the combined fractional Allocated Shares to the extent possible to reflect the directions of Participants with fractional Allocated Shares.

                  (b) Voting by Trustee. The Trustee shall vote that number of shares of Company Stock not credited to Participants' Accounts ("Unallocated Shares") determined by multiplying the total number of Unallocated Shares by a fraction the numerator of which is the number of Allocated Shares for which the Trustee received voting directions from Participants and the denominator of which is the total number of Allocated Shares. The Trustee shall vote the Unallocated Shares determined pursuant to the foregoing formula in the same proportion on each issue as it votes Allocated Shares for which it received voting directions from Participants. The Trustee shall not vote the remaining Unallocated Shares.

                  (c) Obligations of the Company. The Company shall use its reasonable best efforts, in conjunction with the Plan Administrator and the Trustee, to cause to be delivered to each Participant on a timely basis all proxy materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to shares of Company Stock allocated to his Accounts.

Section 4.7  Tender or Exchange Offer for Company Stock.

                  (a) The provisions of this Section shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Company Stock (herein referred to as a "Tender Offer").

                  (b) The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section 4.7. Each Participant may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares in his Accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section. Such a tendering Participant shall be a Named

Fiduciary within the meaning of section 403(a)(1) of ERISA, with respect to the direction of such Allocated Shares. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering direction by such Participant and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the tendering direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                  (c) A Participant who has directed the Trustee to tender or exchange the Allocated Shares in his Accounts may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Allocated Shares from the tender or exchange offer prior to the withdrawal deadline. The Trustee may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant may give to the Trustee.

                  (d) In lieu of tendering or exchanging Participants' fractional Allocated Shares as directed by Participants, if the majority of the Allocated Shares are directed to be tendered or exchanged, then the Trustee shall also tender or exchange any fractional Allocated Shares which are held in the Trust. However, if the majority of the Allocated Shares are not directed to be tendered or exchanged, then the Trustee shall not tender or exchange any fractional Allocated Shares.

                  (e) The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Allocated Shares with respect to which it has received directions to do so under this Section and which have not been withdrawn. The proceeds of a disposition directed by a Participant shall be allocated to such Participant's Accounts in proportion to the number of shares of Company Stock which the Participant instructed the Trustee to sell, exchange or otherwise dispose of.

                  (f) To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares, such Participants shall be deemed to have directed the Trustee that such shares of Company Stock remain in the Participants' Accounts subject to all provisions of the Plan.

                  (g) The Trustee shall tender that number of Unallocated Shares determined by multiplying the total number of Unallocated Shares by a fraction the numerator of which is the number of Allocated Shares for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination) and the denominator of which is the total number of Allocated Shares.

                  (h) The Company shall use its reasonable best efforts, in conjunction with the Plan Administrator and the Trustee, to cause to be delivered to each Participant on a timely basis all materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of tender or exchange rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke a prior instruction, with respect to shares of Company Stock allocated to his Accounts. Any Trustee instruction form shall prominently note that a failure to return such form within a specified reasonable period of time shall be deemed to be a direction to the Trustee not to tender or exchange shares of Company Stock allocated to the Participant's Accounts.

                  (i) Notwithstanding the foregoing provisions of this Section 4.7, the Trustee shall have the right to change or modify its actions hereunder to comply with the terms of any valid order of a court of competent jurisdiction directing it to take certain actions inconsistent with the requirements of this
Section 4.7.

                                    ARTICLE V

                                     VESTING

Section 5.1 Fully Vested Accounts. The Participant's interest in his Employee Pre-Tax Matched Contribution Account, Employee Pre-Tax Unmatched Contribution Account, Company Discretionary Contribution Account, Participant After-Tax Contribution Account, Pre-1989 Employer Matching Contribution Account, and Rollover/Transfer Account shall be fully vested at all times.

Section 5.2 Vesting Of Other Accounts. The Participant's interest in his Company Matching Contribution Account and Company Profit Sharing Stock Contribution Account shall become fully vested and nonforfeitable at the earliest of the following dates, provided he is Employed by an employer on such date:

         (a)      The date of the Participant's death;

         (b)      The date the Participant incurs Total Disability;

         (c)      The date the Participant attains Normal Retirement Age (65);

         (d) The date of termination of this Plan or the date of the complete cessation of Employer contributions hereunder; or

         (e) The date the Participant becomes 100% vested in accordance with Section 5.3.

Section 5.3  Graduated Vesting.

                  Prior to the date that a Participant becomes fully vested in his Company Matching Contribution Account and Company Profit Sharing Stock Contribution Account in accordance with Section 5.2, the Participant shall earn a Vested Interest in such Accounts in accordance with the following schedule:

             Vesting Service                     Vested Interest
             ---------------                     ---------------
            Less than 2 years                            0%
                 2 years                                25%
                 3 years                                50%
                 4 years                                75%
                 5 years                               100%


Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Participant (i) who was actively employed by the Company in Atlanta, Georgia, on April 4, 1989, (ii) whose Employment with the Company was immediately or ultimately thereafter eliminated as a result of the reorganization of the controlled group of corporations which includes the Company, and (iii) who remained actively employed by the Company until his release from Employment date (as such date may be amended from time to time) specified by the Company in a written notice to such Participant, shall in each case be considered one hundred percent (100%) vested in his Company Matching Contribution Account, if any; provided, however, that no such Participant shall be considered 100% vested pursuant to this paragraph in the event such Participant ceased active Employment with the Company between April 4, 1989 and his specified date of release from Employment by reason of either a voluntary termination of Employment or a discharge from Employment for cause (such determinations to be made in the sole discretion of the Plan Administrator).

                  Forfeitures of amounts in a Participant's Company Matching Contribution Account and Company Profit Sharing Stock Contribution Account shall occur, be allocated, and be reinstated as provided in Section 8.3 of the Plan.

Section 5.4 Vesting Service Within Controlled Group. In the event that the Employer is a member of a controlled group of corporations within the meaning of
Section 1563(a) of the Internal Revenue Code, Vesting Service completed by a Participant with any Employer who is a member of such controlled group shall be treated as service with the Employer for the purposes of determining such Participant's Vested Interest under this Plan.

Section 5.5 Vesting Provision Amendments. No amendment to the vesting provisions shall deprive a Participant of his nonforfeitable right accrued before the date of any such amendment.

In the event an amendment is adopted which changes the vesting schedule contained in Section 5.3, each Participant with at least three (3) Years of Service with the Employer may elect to have his non-forfeitable percentage computed under the Plan without regard to such amendment.

Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment, provided, however, that the election period shall end no earlier than the latest of 60 days following (i) the date the amendment is effective, (ii) the date the amendment was adopted, or (iii) the date the Participant is given written notification of the amendment by the Employer or Plan Administrator.

Section 5.6 Effect Of Breaks In Service On Vesting. In the case of a Participant who incurs a Break in Service and who had a nonforfeitable right to any portion of the Employer derived account balance before such Break in Service occurred, Vesting Service completed prior to such Break shall be counted after the Participant completes one full year of Vesting Service subsequent to such Break.

In the case of a Participant who has 5 consecutive 1-year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such Breaks, but both pre-Break and post-Break service will count for the purposes of vesting the Employer-derived account balance that accrues after such Breaks. Both accounts will share in the earnings and losses of the Fund.

In the case of a Participant who does not have 5 consecutive 1-year Breaks in Service, both the pre-Break and post-Break Service will count in vesting both the pre-Break and post-Break Employer-derived account balance.

                                   ARTICLE VI

                 WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

Section 6.1 Withdrawals From Participant After-Tax Contribution Account. A Participant may elect to withdraw all, but not less than all, of the value of his Participant After-Tax Contribution Account upon written request submitted to the Plan Administrator. Payment shall be made as soon as administratively practicable following such request.

Section 6.2 Hardship Withdrawals. A Participant may request a withdrawal on account of a hardship in accordance with the provisions of this Section 6.2.

                  (a) The amounts available for withdrawal under this Section
6.2 shall include Company Discretionary Contributions, Pre-1989 Employer Matching Contributions, Employee Pre-Tax Matched Contributions, Employee Pre-Tax Unmatched Contributions and Rollover/Transfer Contributions allocated to a Participant's Accounts, plus earnings thereon; provided, however, that earnings after December 31, 1988 may not be withdrawn.

                  (b) The withdrawal request must be necessitated by a financial emergency involving (i) expenses for medical care as described in Section 213(d) of the Code incurred by the Employee or the Employee's spouse or dependent as defined in Section 213(d) of the Code; (ii) costs related to the purchase of the Employee's principal residence (excluding mortgage payments); (iii) the payment of tuition and related educational fees for the next twelve months for the post-secondary education of the Employee or the Employee's spouse or dependent as defined in Section 213(d) of the Code; (iv) the need to prevent the eviction of the Employee from his principal residence or the foreclosure on the mortgage of his principal residence; (v) the funeral expenses of a member of the Employee's family; or (vi) such other event which makes a hardship distribution necessary in light of immediate and heavy financial needs of the Participant. The necessity of a hardship distribution shall be determined by the Plan Administrator in each case (using whatever presumptions may be permissible under applicable IRS rules and regulations).

                  (c) The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of the emergency or other event. The amount withdrawn may include any amounts necessary to pay any taxes or penalties reasonably anticipated to result from the distribution.

                  (d) A withdrawal request under this paragraph shall include (unless unnecessary under applicable IRS Rules and Regulations) a full statement of the reasons for the withdrawal, the amount of other financial resources available to the Participant, if any, and such other information as the Plan Administrator may request. The Plan Administrator may rely, for this purpose, on a Participant's written representation that the need cannot be satisfied (i) through reimbursement from insurance or otherwise, (ii) by reasonable liquidation of assets reasonably available to be Participant or the Participant's immediate family, (iii) by cessation of contributions by the Participant to the Plan, or
(iv) by other distributions or loans from any plan maintained by any Employer or by borrowing from commercial sources on reasonable terms. A Participant's resources for this purpose shall be deemed to include assets of his spouse and minor children.

A distribution will automatically be considered necessary to satisfy a qualifying need if (i) it does not exceed the amount of such need, (ii) the Participant first obtains all other distributions (other than hardship distributions), and all non-taxable loans which may be available to the Participant from any plan maintained by the Employer, (iii) the Participant is suspended from making any contribution to the Plan and any other plan of the Employer until the twelfth (12th) monthly anniversary of the date of such withdrawal, and (iv) the Participant's Section 402(g) limit for the calendar year during which such suspension period lapses shall be reduced by any Elective Deferrals made by the Participant during the calendar year of such withdrawal.

                  (e) The determination of the existence of the emergency and the financial hardship, and of the amount to be distributed, shall be made by the Plan Administrator in a uniform and nondiscriminatory manner. The Plan Administrator may apply such reasonable presumptions in determining the existence of a financial emergency and the financial resources available to a Participant as may be permissible under applicable IRS Rules and Regulations.

                  (f) Only one withdrawal shall be permitted during any twelve month period unless an additional withdrawal is permitted by the Plan Administrator.

                  (g) A Participant's election to withdraw must be made in writing to the Plan Administrator in the form prescribed by the Plan Administrator. The election must include the written consent of the Participant's spouse, if any, witnessed by the Plan Administrator or a notary public and acknowledging the effect of the withdrawal. The election must specify both the total amount elected to be withdrawn from the Participant's Accounts and the respective percentages of such total amount which are to be withdrawn from the various Investment Fund(s) in which a Participant's Accounts may be invested pursuant to Article IV. Any such withdrawal shall be made as soon as administratively practicable following receipt from the Plan Administrator of approval of the withdrawal.

Section 6.3 In-Service Withdrawals. Effective on and after August 1, 1990, upon written request submitted to the Plan Administrator, a Participant who has attained age 59 1/2 may request a withdrawal in accordance with the provisions of this Section 6.3. Payment shall be made as soon as administratively practicable following such request.

                  (a) The amounts available for withdrawal under this Section
6.3 shall include Employee Pre-Tax Matched Contributions, Employee Pre-Tax Unmatched Contributions, Company Discretionary Contributions, Pre-1989 Employer Matching Contributions, and Rollover/Transfer Contributions, plus earnings thereon.

                  (b) Only one withdrawal shall be permitted during any twelve month period unless an additional withdrawal is permitted by the Plan Administrator.

                  (c) The minimum withdrawal permitted is the lesser of $2500 or 100% of all of the Participant's Accounts eligible to be withdrawn.

                  (d) A Participant's election to withdraw must be made in writing to the Plan Administrator in the form prescribed by the Plan Administrator. The election must include the written consent of the Participant's spouse, if any, witnessed by the Plan Administrator or a notary public and acknowledging the effect of the withdrawal. The election must specify both the total amount elected to be withdrawn from the Participant's Accounts and the respective percentages of such total amounts which are to be withdrawn from the various Investment Fund(s) in which a Participant's Accounts may be invested pursuant to Article IV. Any such withdrawal shall be made as of the Valuation Date coincident with or immediately following receipt from the Plan Administrator of approval of the withdrawal, or if later, the Valuation Date specified in such written notification.

                                   ARTICLE VII

                                  DISTRIBUTIONS

Section 7.1 Normal Retirement Benefits. A Participant may retire under the Plan at his Normal Retirement Date and shall be entitled to receive his Vested Interest in the Plan. The manner and timing of payment of such benefits under this Section shall be determined under the provisions of this Article.

Section 7.2 Disability Benefits. In the event a Participant shall suffer a Total Disability, he shall be entitled to retire under the Plan for disability and to receive his Vested Interest in the Plan. The manner and timing of the payment of such benefits under this Section shall be determined under the provisions of this Article.

Section 7.3 Postponed Retirement. In the event a Participant remains Employed after his Normal Retirement Date, provided he does not incur a Break in Service, he shall continue to be a Participant just as if he had not yet attained his Normal Retirement Date. When such a Participant actually retires, he shall be entitled to receive his Vested Interest in the Plan upon his actual retirement. The manner and timing of payment of benefits under this Section shall be determined under the provisions of this Article.

Section 7.4 Death Benefits When Death Precedes Commencement of Benefits. If death precedes the payment of benefits to an Employee, Participant, or, subject to Section 7.5, a former Participant, the Vested Interest of such deceased person shall be paid in accordance with the provisions of this Section 7.4:

                  (a) Participants Who Have An Eligible Spouse - If, on the date of his death, a Participant is married to an Eligible Spouse, a death benefit in the form of a Qualified Preretirement Survivor Annuity shall be paid to such Participant's Eligible Spouse within a reasonable time after the Participant's death. Before the commencement of the Qualified Preretirement Survivor Annuity, the Eligible Spouse shall have the right to elect an optional form of benefit in accordance with the provisions of Section 7.6(c).

                  (b) Participants Who Do Not Have An Eligible Spouse - If, on the date of his death, a Participant does not have an Eligible Spouse, the Participant's Vested Interest shall be paid to the Participant's Beneficiary in the form elected by such Beneficiary in accordance with Section 7.6(c).

Section 7.5 Termination Benefits. If prior to retirement (including retirement due to a Total Disability) or death, the Participant's Employment with the Employer is terminated for any reason whatsoever, such terminated Participant shall be entitled to receive, in lieu of all other benefits and rights under this Plan, his entire Vested Interest determined in accordance with the provisions of Article V. The manner and timing of the payment of such benefits shall be determined under the provisions of this Article.

Section 7.6  Form of Payment of Benefits.

                  (a) Normal Form of Benefits for Participants Who Do Not Have an Eligible Spouse - Except as otherwise required with respect to married Participants in Section 7.6(b) and the election of an optional form of payment in Section 7.6(c), a Participant entitled to benefits hereunder shall receive his benefits in equal monthly installments during his lifetime as a ten year certain life annuity; provided, however, that any such Participant may elect in his sole discretion to receive his benefits in an optional form as provided under Section 7.6(c) rather than in the form of such ten year certain life annuity by filing a writing with the Plan Administrator at any time prior to his Annuity Starting Date. Any such election may be revoked at any time prior to his Annuity Starting Date, and if so revoked, another election may be made at any time prior to his Annuity Starting Date.

                  (b) Qualified Joint and Survivor Annuity for Married Participants Who Have an Eligible Spouse - The benefits under this Plan of any Participant or former Participant who is married to an Eligible Spouse on his Annuity Starting Date will be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant otherwise elects within the period of time and in the manner set forth below:

                  (i) Notice of Option to Elect An Alternate Form of Benefit - The Plan Administrator shall notify each Participant of his right to elect not to receive his benefits under this Plan in the form of a Qualified Joint and Survivor Annuity. Any such notice shall also contain an explanation of the terms and conditions of the applicable annuity(ies), the financial effect of the exercise of such option, the right to make and the effect of a revocation of such election, and the requirement of the written consent by the Participant's Eligible Spouse to any such election. Such notice and information shall be delivered to the Participant within a reasonable period of time before the Annuity Starting Date, provided, however, that such period shall be not less than ninety (90) days.

                  (ii) Time and Manner of Election - An election to waive the Qualified Joint and Survivor Annuity form of benefit (or revocation of such an election) shall be made during the ninety (90) day period ending on the Annuity Starting Date, provided, however, that if a Participant reasonably requests additional information within such ninety (90) day period, the election period shall in all cases include the ninety (90) day period following the date on which the additional information so requested is personally delivered or mailed to the Participant. The Plan Administrator need not comply with more than one such request made by a particular Participant or former Participant. Any such election is revocable by the Participant by a signed writing delivered to the Plan Administrator within the election period, and if such election is revoked, another election may be made during the election period, subject to the consent of the Participant's Eligible Spouse, if any, at the time of such subsequent election.

                  (iii) Consent By An Eligible Spouse - An election by a Participant who is married to an Eligible Spouse to receive his retirement benefit in a form other than a Qualified Joint and Survivor Annuity shall not be effective unless such Eligible Spouse makes a written consent to the Participant's election, such consent to acknowledge the effect of the Participant's election and to be witnessed by a notary public or a representative designated by the Plan Administrator. Consent by an Eligible Spouse shall not be required if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located, or because of such other circumstances as the Secretary may prescribe by Regulations. Consent by an Eligible Spouse, or establishment that an Eligible Spouse's consent cannot be obtained, shall be effective only with respect to such Eligible Spouse.

                  (iv)     Additional Rules for Joint and Survivor Annuity

                           (A) If a Participant's retirement benefits are to be
                  paid in the form of a Qualified Joint and Survivor Annuity and his Eligible Spouse dies before the Participant's Annuity Starting Date, the Participant shall be entitled to the benefits he would have received had he not been married to an Eligible Spouse.

                           (B) If a Participant's or former Participant's
                  retirement benefits are to be paid in the form of a Qualified Joint and Survivor Annuity and the Participant dies on or before the Annuity Starting Date, his Eligible Spouse shall receive a Qualified Preretirement Survivor Annuity as provided in Section 7.4.

                           (C) If payment of a Participant's benefits has
                  commenced as a Qualified Joint and Survivor Annuity and his Eligible Spouse thereafter dies, the Participant shall continue to receive the reduced retirement benefit payable at the time of the death of his Eligible Spouse.

                  (c) Election of Optional Forms of Payment - A Participant entitled to benefits payable under 7.6(a), a married Participant electing (with the written consent of such Participant's Eligible Spouse) not to receive a Qualified Joint and Survivor Annuity, or an Eligible Spouse entitled to benefits under Section 7.4(a) which have not yet commenced, may elect to have his benefit payable under one of the optional forms of payment set forth below, which is the Actuarial Equivalent of the Normal Form. An option shall be exercised in writing on a form approved by the Plan Administrator before the Participant's benefit payments commence and no later than sixty (60) days after such person becomes entitled to receive a benefit payment.

The optional forms of benefits are as follows:

                  (1) Lump Sum Option - A Participant may elect to receive his benefit payable in a single lump sum payment, payable as soon as practicable following entitlement thereto.

                  (2) Ten Year Certain Life Annuity - A Participant may elect to receive his benefit payable in a life annuity with guaranteed payments for a period of ten (10) years.

                  (d) Lump Sum Payment of Value of Small Benefits - Notwithstanding any other provision of Section 7.4 or this Section 7.6, any benefits payable under the Plan may be paid as a lump sum distribution under the following circumstances:

                  (i) If the Participant's Account Balance does not exceed $3,500.00, then the Plan Administrator shall pay such benefit in a lump sum to the appropriate recipient(s) thereof within an administratively practicable time after the occurrence of the event giving rise to entitlement to a distribution and, at any time prior to the Annuity Starting Date; or

                  (ii) If such Account Balance exceeds $3,500.00, or is equal to or less than $3,500.00 but no lump sum distribution is made prior to the Annuity Starting Date, then only with the consent of all recipients (and the Eligible Spouse, if any), shall the Plan Administrator direct the payment of such Account Balance in a lump-sum to the appropriate recipient(s) thereof within an administratively practicable time after the occurrence of the event giving rise to entitlement to a distribution or the date of such consent, if later.

                  (e) Death Benefits After Commencement of Payments - If a former Participant dies after payment of his Qualified Joint and Survivor Annuity or optional form of benefits has commenced, regardless of whether such payments commenced prior to, on, or after his Normal Retirement Date, or a deferred retirement date, the death benefit payable under the Plan attributable to the Participant's account shall be the death benefit, if any, payable in accordance with the terms of such Qualified Joint and Survivor Annuity or optional form of benefit.

Section 7.7 Maintenance of Accounts Prior to Payout - After a Participant's Employment terminates and prior to the distribution of all of his benefits to him or to his Beneficiary, as the case may be, his Account Balance, as it may exist from time to time, shall be maintained, subject to Section 7.6, in the manner described in this Section 7.7. The Trustee shall segregate the account(s) credited to such former Participant as of the date his Employment terminated, and such segregated account(s) shall not thereafter share in any allocations of Employer contributions. The balance in such segregated account(s) shall remain invested as a part of the Trust Fund pending distribution, sharing in the net income, net loss, net appreciation and net depreciation of the Trust Fund to the same extent as if such account had not been segregated, with the Trustee having the same powers of investment, reinvestment and commingling as he has for all other assets of the Trust Fund.

Section 7.8  Commencement of Payments.

                  (a) In General - Notwithstanding anything herein to the contrary, unless a Participant otherwise elects in a writing delivered to the Plan Administrator, subject to the requirements of Section 7.8(b), benefit payments hereunder shall commence not later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (iii) the Plan Year in which such Participant's Employment with the Employer terminates, unless the recipient of the benefit agrees otherwise.

                  (b) Required Commencement Date - Payment of a Participant's entire interest shall commence not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

                  (c) Period of Distribution - The entire interest of a Participant shall be distributed to the Participant either: (i) as of the required commencement date as described in Section 7.8(b), or (ii) beginning not later than such required commencement date, in accordance with regulations prescribed by the Secretary of the Treasury, (1) over the life of such Participant or (2) over the lives of the Participant and a designated Beneficiary or (3) over a period not exceeding the life expectancy of the Participant or (4) over a period not exceeding the life expectancy of the Participant and a designated Beneficiary. The life expectancy of an Employee and Employee's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually. The provisions of Section 401(a)(9) of the Code and regulations issued by the Secretary thereunder, including but not limited to Section 1.401(a)(9)-2, shall override any distribution provision of the Plan to the extent such provision is inconsistent with such Section.

                  (d) When the Participant's Death Precedes Commencement of Benefit Payments - If death precedes the commencement of payments to an Employee of his interest in the Plan, his interest in the Plan, as determined under
Section 7.4, shall be distributed within five (5) years after the death of such Employee, the payment of such benefits to be made in such manner as may be determined under the provisions of Section 7.4; provided, however, that the five year requirement shall not apply if: (i) any portion of the Employee's interest is payable to (or for the benefit of) a designated Beneficiary; (ii) such portion will be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary); and (iii) such distributions commence no later than one year after the date of the Employee's death (or such later date as the Secretary may, under regulations, prescribe). If the designated Beneficiary referred to in this Section 7.8(d) is the surviving spouse of the Employee, the date on which distributions are required to commence shall be not earlier than the date the deceased Employee would have attained age 70-1/2. If such surviving spouse dies prior to the commencement of distributions to such spouse, this
Section 7.8(d) shall be applied as if the surviving spouse were the Employee. For purposes of this section, a distribution to a child shall be treated as if it had been paid to the surviving spouse of the Employee if such amount will become payable to the surviving spouse upon such child reaching majority (or such other event designated and permitted under the regulations).

                  (e) When the Participant's Death Occurs After Commencement of Benefit Payments - If death occurs after distributions to the Employee of his interest in the Plan have commenced, the undistributed balance of the interest of such Employee, if any, shall be distributed at least as rapidly as under the method of distribution used under Section 7.6 as of the date of his death.

Section 7.9 Errors in Participations' Accounts. When an error or omission is discovered in the account of a Participant, the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

Section 7.10 No Other Benefits or Withdrawals. Except as expressly provided for in this Article VII and Sections 6.1, 6.2 and 6.3, for so long as this Plan continues in effect, no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any payment or withdrawal of funds from the Trust Fund. This prohibition applies to Trust funds attributable to individual contributions as well as those attributable to other sources.

Section 7.11 Errors in Participant's Accounts. When an error or omission is discovered in an account of a Participant, the Plan Administrator, and the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

Section 7.12 Payment of Benefits of Disabled or Incapacitated Person. Whenever, in the opinion of the Plan Administrator or its agent, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator or its agent may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator or its agent may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator or its agent considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

Section 7.13  Direct Transfer of Eligible Rollover Distributions.

                  (a) For the purposes of this Section 7.13, the following definitions shall apply:

                  (i) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a) (9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

                  (iii) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (iv) "Direct Rollover" shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

                  (b) Notwithstanding any provision of the Plan to the contrary, with respect to any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover in accordance with procedures established by the Plan Administrator.

                  (c) The Employer will provide the Participant a written notice as required by Code Section 402(f) which provides a general description of the Distributee's distribution options and notice of the Distributee's other rights, if any, to defer receipt of the distribution. Such notice will be given within the time period specified in Reg. Section l.411(a)-ll(c); provided, however, that if the distribution is one to which Code Sections 401(a) (11) and 417 do not apply, such distribution may commence less than 30 days after the required notice is given, provided that

                  (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and

                  (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT

Section 8.1 Distributions. Except as provided in Section 7.6(d), distribution of the Participant's Vested Interest in the Plan shall be made or commence to be made as soon as practicable after the Participant's (or his Beneficiary's) request for distribution following his attainment of Normal Retirement Age, death, Total Disability or termination of Employment, whichever is appropriate, but in no event later than the required commencement date specified in Section 7.8.

Section 8.2 Forfeitures. A Participant who terminates his Employment with the Employer and is partially vested in his Company Matching Contribution Account and/or Company Profit Sharing Stock Contribution Account, as determined in accordance with Section 5.3, shall forfeit the portion of such Account which is not vested at the time the first of the following events occurs:

                  (a) the date on which such Participant incurs his first Break in Service, or

                  (b) the date on which any distribution is made of any portion of his Vested Interest in the Plan, or

                  (c)      the date of the Participant's death.

Provided, however, and notwithstanding the foregoing or any other provision of the Plan, if a Participant terminates his Employment with the Employer as contemplated in Section 8.1 and has no Vested Interest in his Company Matching Contribution Account and/or Company Profit Sharing Stock Contribution Account, as determined in accordance with Section 5.3, such Participant shall forfeit the entire balance in such Account at the time of such termination of Employment.

In the event a Participant who received a distribution as a result of his termination of Employment returns to active Employment with the Employer and repays the amount of the distribution paid to him not later than the earlier of
(i) five (5) years after the date the Participant is Reemployed, or (ii) the date the Participant incurs a fifth (5th) consecutive Break in Service, the amount which was previously treated as a Forfeiture shall be reinstated to such Participant's Account.

In the event a Participant who did not receive a distribution as a result of his termination of Employment returns to active Employment with the Employer prior to the date on which he incurs a fifth (5th) consecutive Break in Service, the amount which was previously treated as a Forfeiture shall be reinstated to such Participant's Account upon such Participant's completion of one Year of Service after such Re-employment.

                  Any amount treated as a Forfeiture in accordance with this Section shall be held in suspense. Upon the former Participant's fifth (5th) consecutive Break in Service, or death, or the complete termination of the Plan (whichever first occurs), any Forfeiture shall be treated as a final Forfeiture and shall not be subject to restoration in accordance with the preceding paragraph. Any amount held in suspense (whether or not a final Forfeiture) shall be applied as of the Annual Valuation Date for the Plan Year in which such Forfeiture occurs or, at the option of the Employer, as of any Valuation Date(s) which coincides with or follows the date of Forfeiture (as determined in accordance with Section 8.2) and precedes such Annual Valuation Date. Each Forfeiture allocation shall be applied first to restore the nonvested portion of the Company Matching Contribution Account and/or Company Profit Sharing Stock Contribution Account of any individual which is then required to be restored in accordance with the Plan, and second to reduce any Employer contribution otherwise required or affirmatively elected to be made by the Employer. To the extent any such Forfeiture can not be applied in such manner for the Plan Year in which such Forfeiture arose, any excess shall be carried over for application in future Plan Years. In the event of a Plan termination, any excess which can not be so allocated shall be applied in accordance with Section 3.12 of the Plan.

                  No earnings or losses will be credited or debited to Forfeitures held in suspense. All earnings and losses attributable to Forfeitures held in suspense shall be treated as earnings and losses of the Fund.

                                   ARTICLE IX

                                 ADMINISTRATION

 Section 9.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given or delegated to them under this Plan and Trust. The Employer, or the Company on behalf of the Employer, shall have the sole responsibility for making the contributions under the Plan as specified in Article III. The Company shall have the sole authority to appoint and remove the Plan Administrator, any Trustee or Trustees, any Investment Manager which may be provided for under the Trust instrument, and to amend or terminate, in whole or in part, this Plan. The Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Plan. To the extent assets of the Plan are not subject to participant directed investment pursuant to Article IV, the Trustee (or Investment Manager, if appointed) shall have the sole responsibility for the administration and the management of the assets held under the Trust all as specifically provided in Article X below. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.

Section 9.2 Administration. The Plan shall be administered by the Plan Administrator, which may be an individual or a committee appointed by the Company. The Plan Administrator may appoint or employ persons to assist in the administration of the Plan and may appoint or employ any other agents it deems advisable, including legal counsel, actuaries, auditors, bookkeepers and recordkeepers to serve at the Plan Administrator's direction. All usual and reasonable expenses of the Plan and the Plan Administrator shall be paid by the Company.

Section 9.3 Claims Procedure. The Plan Administrator shall have the exclusive discretionary power to construe and interpret the Plan, and the power to determine all questions that may arise thereunder including, but not limited to,
(i) the eligibility of individuals to participate in the Plan, (ii) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (iii) any situation not specifically covered by the provisions of the Plan, and the Plan Administrator's decisions on such matters shall be final and binding on all parties. If a request for a Plan distribution by a Participant or Beneficiary is wholly or partially denied, the Plan Administrator, or the designated party, will provide such claimant a comprehensible written notice setting forth:

                  (a) The specific reason or reasons for such denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary;

                  (d) A description of the Plan's claim review procedure. The review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator, or the designated party. The decision on review will be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days, and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

Section 9.4 Records and Reports. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and government regulations issued thereunder relating to records of Participants' service and benefits; notifications to Participants; reports to, or registration with, the Internal Revenue Service; reports to the Department of Labor; and such other documents and reports as may be required by ERISA.

Section 9.5 Other Administrative Powers and Duties. The Plan Administrator shall have such powers and duties (which powers and duties shall be exclusive) as may be necessary to discharge its functions hereunder, including:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any distributions hereunder;

                  (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for distributions;

                  (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, which shall include providing Participants not less frequently than annually with periodic statements of their accounts;

                  (d) to receive from Employees and agents and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (e) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust from the Trustee;

                  (f) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants, legal counsel, bookkeepers and recordkeepers; and

                  (g) to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan.

Section 9.6 Rules and Decisions. The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the legal counsel of the Plan Administrator, or the Trustee.

Section 9.7 Procedures. The Plan Administrator shall keep all necessary records and forward all necessary communications to the Trustee. The Plan Administrator may adopt such regulations as it deems desirable for the administration of the Plan.

Section 9.8 Authorization of Benefit Distributions. The Plan Administrator or its agent shall issue directions to the Trustee concerning all distributions which are to be made from the Trust pursuant to the provisions of the Plan, and shall warrant that all such directions are in accordance with this Plan.

Section 9.9 Application and Forms for Distributions. The Plan Administrator may require a Participant to complete and file with the Plan Administrator an application for a distribution, and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participant's current mailing address.

Section 9.10 Notices to Trustee. All notices from the Plan Administrator or any Investment Manager to the Trustee shall be in writing, and the Trustee may rely thereon in carrying out their duties and responsibilities hereunder.

Section 9.11 Indemnification by the Company. The Company shall indemnify and hold harmless the Board of Directors, any Employee of the Company or an Employer performing duties with respect to the Plan, the Plan Administrator and the Trustee (if not compensated for services rendered to the Plan) from and against any and all claims, losses, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees) arising from their responsibilities in connection with the Plan, unless such liability arises from the person's gross negligence or dishonesty in the performance of its duties.

                                    ARTICLE X

                             ESTABLISHMENT OF TRUST

Section 10.1 Establishment of Trust. All assets of and contributions to the Plan shall be held in trust by the Trustee, pursuant to the terms of the Trust Agreement entered into between the Company and the Trustee, the terms of which are specifically incorporated by reference into this document. The Trustee shall hold, manage and invest the assets of the Plan pursuant to the Trust Agreement, subject to the right of the Company and the Investment Committee to appoint an Investment Manager for all or any portion of the Trust Fund and, to the right of Participants to direct the investment of their Accounts in accordance with
Section 4.1. It is expressly permissible under the Plan for Trust assets to be invested in qualifying employer securities, as that term is defined in Section 407(d)(5) of ERISA, up to and including fifty percent (50%) of total Trust assets. If SunAmerica Common Stock is purchased other than on the open market, it will be valued in good faith and based on all relevant factors.

                                   ARTICLE XI

                              AMENDMENT OF THE PLAN

                  The Company, through resolutions adopted by the Board of Directors, or by amendments adopted by a committee or officers authorized by the Board of Directors, shall have the right at any time by instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend the Plan in whole or in part, provided, however, that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). No amendment to the Plan shall reduce a Participant's account balance, reduce an early retirement benefit or eliminate an optional form of distribution except to the extent permissible under Code Sections 411, 412, or any other relevant Code Section, or Regulations issued under any such Code Section. No amendment to the Plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. The Company shall have the limited right to amend the Plan at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, notwithstanding any provision herein to the contrary.

                                   ARTICLE XII

                             TERMINATION OF THE PLAN

                  The Plan herein provided for has been established by the Company with the bona fide intention that it shall be continued in operation indefinitely. However, the Company, through resolutions adopted by the Board of Directors or a committee authorized by the Board of Directors, reserves the right at any time to terminate or partially terminate the Plan. In the event of the termination or partial termination of the Plan, each affected Participant shall become fully vested in his Accounts.

                  Should the Company decide to terminate or partially terminate the Plan, the Trustee shall be notified of such termination in writing and shall proceed at the direction of the Plan Administrator to liquidate the assets of the Trust Fund, using the proceeds thereof as follows:

                  First, to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination or partial termination of the Plan.

                  Second, to distribute to Participants in the Plan who are affected by such termination or partial termination, the amount of their interest in the Trust Fund, within a reasonable time in a manner consistent with the provisions of Article VII hereof.

Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or partially terminated until such time as the Internal Revenue Service shall have determined in writing that such termination or partial termination will not adversely affect the prior qualification of the Plan.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1 Participants' Rights; Acquittance. Except to the extent required by law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any distributions, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustee or the Plan Administrator except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that amounts may actually be distributable to him hereunder, and the same limitations shall be applicable with respect to distributions upon death which may be payable to the Beneficiaries of a Participant. Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby. This Plan and Trust shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Employer.

Section 13.2 Spendthrift Clause. To the extent permitted by law, Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Plan Administrator or the Trustee or be of any force or effect whatsoever. Furthermore, to the extent permitted by law, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process; provided, however, anything to the contrary herein notwithstanding, to the extent permissible under applicable law, a Participant's interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive a distribution hereunder, the Trustee, if prior to disbursement it has received certified notice or confirmation from the Plan Administrator in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the distribution so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.

                  The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Section 414(p) of the Code. Unless otherwise provided in the qualified domestic relations order: (i) amounts paid to the alternate payee will be withdrawn pro rata from all of the Participant's accounts and (ii) the amount shall be paid as soon as administratively practicable.

                  In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Company, the Plan Administrator, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Company or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

                  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator, the Trustee, and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

Section 13.3 Participation of Adopting Employer and Its Employees. With the written consent of the Company, an adopting Employer may become a party to this agreement pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its terms, subject to the following special provisions:

                  (a) In computing the Vesting Service of a person who is in the employ of more than one of the adopting Employers at the same time, the period of Employment of such person with any of the adopting Employers shall be counted, and a transfer of an Employee from the Employment of one adopting Employer to the Employment of another shall not interrupt his Service, nor shall such a transfer constitute a termination of Employment under the terms of this Plan.

                  (b) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provisions of Article III. The Forfeitures of a Participant shall be allocated only among the Participants who are Employees of the adopting Employer with which the forfeiting Participant was employed. Net increases and decreases in the value of the Trust Fund resulting from increases or decreases in the value of the assets of the Trust and earnings and losses shall be allocated among all Participants under the Plan as a group in accordance with the provisions of Section 4.5. Participants who are Employees of one or more adopting Employers shall have separate accounts with respect to their participation as an Employee of each such adopting Employer.

                  (c) In the event of a transfer of any Participant from the Employment of one adopting Employer to the Employment of another, his Account shall be considered and treated thereafter as the Account of a Participant who is an Employee of the adopting Employer to which he is transferred, except, if such Participant thereafter forfeits all or a part of his interest under any of the provisions of the Plan, the Plan Administrator shall,


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
on the next following Annual Valuation Date, divide such Forfeiture for the purpose of allocation in an equitable manner, considering all the circumstances, between the two adopting Employers.

                  In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rata basis, based upon the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

Section 13.4 Qualification of Plan as a Condition. This Plan is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and regulations issued thereunder with respect to employees' plans and trusts, including a salary reduction arrangement, so as to permit, among other incidents to such qualified plans, the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if when this Plan is submitted for initial qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the qualification requirements of the Internal Revenue Code for the purposes specified in the preceding sentence, and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date, then regardless of any other provision herein contained, this Plan shall be and become null and void ab initio, and any contributions under the Plan for any fiscal year of an Employer commencing on or after the Effective Date shall be returned to the Employers for the benefit of the Employees on whose behalf the contribution was made to the Trust.

Section 13.5 Successor to the Company. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

Section 13.6 Transfer of Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund, held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                           (a) Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or


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
         transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated;

                           (b) Resolutions of the Board of Directors of the Employer of the affected Participants shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan; and

                           (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

Section 13.7 Delegation of Authority by the Company. Whenever the Company under the terms of this Agreement is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer or individual thereunto duly authorized by the Board.

Section 13.8 Construction of Agreement. This Plan shall be construed according to the laws of the State of California, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under, the laws of such state, except where pre-empted by ERISA.

Section 13.9 Headings. The headings of Sections and Subsections are for ease of reference only and shall not be construed to limit or modify the detailed provisions hereof.



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
                                   ARTICLE XIV

                            TOP-HEAVY PLAN PROVISIONS

Section 14.1 Application. In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XIV shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

Section 14.2  Definitions.

                  (a) Top-Heavy Compensation. For purposes of this Section of the Plan, Top-Heavy Compensation means an individual's compensation (as determined under Code Section 415(c)(3)) from the Employer for the Plan Year; provided, however, that for purposes of determining Key Employees pursuant to
Section 14.2(b), Top-Heavy Compensation shall be increased by elective contributions under a cafeteria plan (Section 1.25 of the Code), Pay Deferrals (Sections 401(k) and 401(a)(8) of the Code), and contributions to a SEP (Section 402(h)(1)(B) of the Code), and, in the case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity (Section 403(b) of the Code).

                  (b) Key Employee. During any year that the Plan is a Top-Heavy Plan, a Participant who is a Key Employee within the meaning of Section 416 of the Code, including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was:

                  (i) an officer of the Employer whose Top-Heavy Compensation is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for any Plan Year, provided that Employees described in Section 414(q)(7) of the Code shall be excluded;

                  (ii) 1 of the 10 Employees having Top-Heavy Compensation of more than the dollar limitation in Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) one of the largest interests in the Employer, which interest is at least 1/2%;

                  (iii) a five percent (5%) owner of the Employer; or

                  (iv) a one percent (1%) owner of the Employer having Top-Heavy Compensation from the Employer of more than $150,000.

                  Ownership shall be determined according to Section 416(i)(1)(B) of the Code. For purposes of (i) above, no more than 50 Employees (or, if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Top-Heavy Compensation shall be treated as having the larger interest. An Employee or former Employee who is not a Key Employee shall be a "Non-Key Employee."

                  (c) Minimum Contribution. For a Plan Year, the lesser of three percent (3%) of a Participant's Top-Heavy Compensation or a percentage of a Participant's Top-Heavy Compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under Section 416(g)(2) of the Code, (i.e., each plan maintained by the Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of Section 401(a) (4) and
Section 410) for the Key Employee for whom such percentage is highest. The percentage of a Key Employee's Top-Heavy Compensation at which contributions are made shall be determined by dividing the contributions for each such Employee by his Top-Heavy Compensation for the Plan Year. Matching Contributions and Pay Deferrals allocated to the account of a Key Employee shall be taken into account in determining the amount of any required minimum contribution under this Article; provided, however, that to the extent Matching Contributions are taken into account for any such Plan Year for purposes of the nondiscrimination tests of Sections 401(k) or 401(m) of the Code, any such contribution allocated to the Account of a Non-Key Employee shall not be taken into account in determining whether any such required minimum contribution has been satisfied; and further provided that under no circumstances shall Pay Deferrals allocated to the Account of Non-Key Employee for any such Plan Year be applied toward satisfaction of any required minimum contribution hereunder.

                  (d) Top-Heavy Plan. For any Plan Year, a plan that is required in such year to satisfy the requirements of Section 416 of the Code because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in Section 416(g) of the Code and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the "Determination Date"), and shall include distributions made in the last five years. The account balance of any Participant who has not performed any services for the Employer in the last five years shall not be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Sections 401(a)(4) and 410 of the Code, and all other plans maintained by the Employer in which a Key Employee is a Participant (the "Required Aggregation Group"). In addition, the Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation Group") so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

Section 14.3 Allocation of Minimum Contribution. For any year in which the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in Section 14.2(c) hereof shall be made to the account of each Participant who is a Non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer, or the Participant accrues a minimum benefit under a defined benefit plan maintained by the Employer. Such Minimum Contribution shall be made to the Account of each Non-Key Employee Participant who has not separated from service on the last day of such Plan Year without regard to such Participant's Hours of Service during such Plan Year, and without regard to such Participant's compensation for such Plan Year. The Employer shall determine under which plan a Participant shall receive the Minimum Contribution (or accrue a minimum benefit) if the Employee is a Participant in more than one plan maintained by the Employer. Such Minimum Contribution shall be made without consideration of the Employer's contributions under Section 3111 of the Code.



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
                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed as of the day and year first above written.

                                         COMPANY:

(CORPORATE SEAL)                         SUNAMERICA INC.

ATTEST:  /s/ Susan L. Harris             By:  /s/ Darlene Chandler
         ------------------------             -------------------------
                                         Title:  Vice President, Organization
                                                 Planning and Development/
                                                 Human Resources



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